                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      Freeport-McMoRan Copper & Gold Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:
        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:
        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:
        -----------------------------------------------------------------------

   (3)  Filing Party:
        -----------------------------------------------------------------------

   (4)  Date Filed:
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

                           PRELIMINARY PROXY MATERIALS
                               AS OF MARCH 1, 2002

                            [FCX LOGO TO BE INSERTED]

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 2, 2002
                                -----------------

                                                                  March __, 2002

DATE: Thursday, May 2, 2002

TIME:        1:00 p.m., Eastern Time

PLACE:       Hotel du Pont
             11th and Market Streets
             Wilmington, Delaware

PURPOSE:     o   To elect six directors;

             o   To ratify the appointment of the independent auditors;

             o To vote on the proposal to reclassify our two classes of common stock into a single class by amending our certificate of incorporation;

             o To vote on two stockholder proposals, if presented at the meeting; and

             o To transact such other business as may properly come before the meeting.

RECORD DATE: Close of business on March 14, 2002.

         Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                     By Order of the Board of Directors.


                                     [Signature to be inserted]

                                     WILLIAM H. HINES
                                     Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

If you plan to attend the meeting, please bring the following:

      1.    Proper identification.

      2.    Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Freeport-McMoRan Copper & Gold Inc. stock on the record date or (b) an account statement showing that you owned Freeport-McMoRan Copper & Gold Inc. stock on the record date.

Only stockholders of record on the record date may attend or vote at the annual meeting.


POST-MEETING REPORT OF THE ANNUAL MEETING

A post-meeting report summarizing the proceedings of the meeting will be available on our internet web site (fcx.com) within 10 days following the meeting. A copy of the report will be mailed at no charge to any stockholder requesting it.

                       FREEPORT-MCMORAN COPPER & GOLD INC.
                               1615 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70112

         The 2001 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March __, 2002.

         This proxy statement is furnished in connection with a solicitation of proxies by the board of directors of Freeport-McMoRan Copper & Gold Inc. for use at our Annual Meeting of Stockholders to be held on May 2, 2002, and at any adjournments (the meeting).

WHO CAN VOTE

         If you held any Company Stock on the record date then you will be entitled to vote at the meeting. Company Stock refers to our common stock and preferred stock described below. Our preferred stock is represented by depositary shares, each of which represents a fraction of a share of our preferred stock.

     Common Stock Outstanding on Record Date
                                                               NO. OF SHARES
           NAME OF SECURITY                                     OUTSTANDING
           ----------------                                     -----------

            Class A Common Stock
            Class B Common Stock

     Preferred Stock Outstanding on Record Date
                                                             NO. OF DEPOSITARY
            NAME OF SECURITY                                 HARES OUTSTANDING
            ----------------                                 -----------------

            Step-Up Convertible Preferred Stock                  13,999,600*
            Gold-Denominated Preferred Stock                      6,000,000*
            Gold-Denominated Preferred Stock, Series II           4,305,580*
            Silver-Denominated Preferred Stock                    4,760,000**

------------
*  Each depositary share represents 0.05 shares of our preferred stock.

** Each depositary share represents 0.015625 shares of our preferred stock.

VOTING RIGHTS

         Each share of Company Stock that you hold entitles you to one vote on all matters that holders of such stock are entitled to vote. In general, holders of common stock may vote on all matters and holders of depositary shares may only vote for the Class A director. As a holder of depositary shares, you vote by instructing the depositary on how to vote the preferred stock represented by your depositary shares.

         Election of Directors. Our directors are elected by a plurality of shares voted, with

            o at least 80% of our board elected by holders of our Class B common stock; and

            o the remainder of our board elected by holders of our Class A common stock and preferred stock, voting together as a single class.

         Voting On All Other Matters. On all other matters, holders of our Class A common stock and Class B common stock vote together as a single class.

         Inspectors of election will count votes cast at the meeting. Our directors are elected by plurality vote. All other matters are decided by majority vote of our common stock present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called "broker non-votes."

         Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

QUORUM

         A quorum at the meeting is a majority of the Company Stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of Company Stock represented by properly executed and returned proxies will be treated as present. Shares of Company Stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

HOW YOUR PROXY WILL BE VOTED

         The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

         Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy representing

         (1)      our common stock will be voted:

                  o  in favor of the proposed director nominees,

                  o for the ratification of the appointment of the independent auditors,

                  o for the amendment of our certificate of incorporation to reclassify our two classes of common stock into a single class of common stock, and

                  o  against the two stockholder proposals; and

         (2) our preferred stock will be voted in favor of the proposed director nominee.

         We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

         Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you attend the meeting and hold your stock in street name, then you must have a proxy from your broker in order to vote at the meeting.

PROXY SOLICITATION

         We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $8,500 plus its reasonable out-of-pocket expenses. The fee amount is not contingent on the number of stockholder votes in favor of the common stock reclassification proposal. Georgeson will not make any recommendation to our stockholders to either accept or reject the common stock reclassification proposal or otherwise express an opinion concerning this proposal. We may have our representatives, who will receive no compensation for their services, solicit proxies by telephone, telecopy, personal interview or other means.

STOCKHOLDER PROPOSALS

         If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to our Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 1615 Poydras St., New Orleans, Louisiana 70112 by November __, 2002.

         If you want to present a proposal at next year's annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by January 1, 2003 in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our by-law procedures and deadlines may preclude presentation of the matter at the meeting.

CORPORATE GOVERNANCE

         Our board of directors, which held five meetings during 2001, has primary responsibility for directing the management of our business and affairs. Our board currently consists of fifteen members. To provide for effective direction and management of our business, our board has established an audit committee, a corporate personnel committee, a nominating committee and a public policy committee.

      AUDIT                                                                                      MEETINGS
COMMITTEE MEMBERS                FUNCTIONS OF THE COMMITTEE                                      IN 2001
-----------------                --------------------------                                     ---------
Robert A. Day, Chairman          o  please refer to the Audit Committee Report                     4
Robert W. Bruce III
Gerald J. Ford
H. Devon Graham, Jr.
Steven J. Green
Oscar Y. L. Groeneveld

CORPORATE PERSONNEL                                                                              MEETINGS
 COMMITTEE MEMBERS               FUNCTIONS OF THE COMMITTEE                                      IN 2001
-----------------                --------------------------                                     ----------
H. Devon Graham, Jr., Chairman   o  please refer to the Corporate Personnel Committee              5
Robert J. Allison, Jr.              Report on Executive Compensation
Robert W. Bruce III
Bobby Lee Lackey
J. Taylor Wharton

    NOMINATING                                                                                   MEETINGS
COMMITTEE MEMBERS                        FUNCTIONS OF THE COMMITTEE                              IN 2001
-----------------                        --------------------------                             ----------
B. M. Rankin, Jr., Chairman      o  makes recommendations to our board concerning the              2
R. Leigh Clifford                   structure of our board, corporate governance and
Robert A. Day                       proposed new members of our board

                                 o  nominates individuals to stand for election as directors

                                 o  considers recommendations by our stockholders of
                                    potential nominees for election as directors

Upon written request, our Corporate Secretary will furnish information concerning the procedures required to be followed by a stockholder who wishes to recommend to our nominating committee potential nominees for election as directors.

  PUBLIC POLICY                                                                                  MEETINGS
COMMITTEE MEMBERS                        FUNCTIONS OF THE COMMITTEE                              IN 2001
-----------------                        --------------------------                             ----------
J. Taylor Wharton, Chairman      o  oversees our governmental and community                        3
Robert J. Allison, Jr.              relationships and information programs
R. Leigh Clifford
Steven J. Green                  o  oversees our various compliance programs and
Oscar Y. L. Groeneveld              equal employment policies and practices
J. Bennett Johnston
Bobby Lee Lackey                 o  oversees our charitable and philanthropic
Gabrielle K. McDonald               contributions
B. M. Rankin, Jr.
J. Stapleton Roy                 o  makes recommendations to our board regarding
                                    these policies and programs

         During 2001, each of our directors, except Messrs. Allison, Ford and Green, attended at least 75% of the aggregate number of meetings of our board and board committees on which he or she served.

ELECTION OF DIRECTORS

         Our board of directors has fixed the number of directors at fifteen, three of whom are elected by the holders of our Class A common stock and preferred stock (Class A Directors) and twelve of whom are elected by the holders of our Class B common stock (Class B Directors). In addition, our board consists of three classes, each of which serves for three years, with one class being elected each year.

         Pursuant to an agreement (Rio Tinto Agreement) among the company, Rio Tinto plc (Rio Tinto), a worldwide mining and smelting company, and certain of Rio Tinto's affiliates, Rio Tinto has the right to submit for nomination for election by our stockholders the percentage of directors, rounded to the nearest whole number, that is proportionately equal to the Rio Tinto affiliates' aggregate percentage ownership of all of our outstanding common stock. The Rio Tinto affiliates may nominate directors either as Class A Directors or Class B Directors, but the percentage of Class B Directors nominated, if any, cannot exceed the percentage of our Class B common stock outstanding that the Rio Tinto affiliates own. As of the record date, Rio Tinto Indonesia Limited, a Rio Tinto affiliate, owned 23,931,100 shares of our Class A common stock, or ____% of our outstanding common stock. In the Rio Tinto Agreement, we agreed to include Rio Tinto's nominees with the directors nominated by our board and to refrain from taking any action that may hinder the election of Rio Tinto's nominees. Messrs. Clifford and Groeneveld are the directors selected by Rio Tinto and both serve as Class A Directors.

         This table shows the members of the different classes of our board and the expiration of their terms.

CLASS             EXPIRATION OF TERM                                            CLASS MEMBERS
-----             ------------------                                            -------------
Class I           2002 Annual Meeting of Stockholders         Class A:          Steven J. Green

                                                              Class B:          Robert W. Bruce III
                                                                                Robert A. Day
                                                                                H. Devon Graham, Jr.
                                                                                Bobby Lee Lackey
                                                                                Gabrielle K. McDonald

Class II          2003 Annual Meeting of Stockholders         Class A:          Oscar Y. L. Groeneveld

                                                              Class B:          Gerald J. Ford
                                                                                J. Bennett Johnston

Class III         2004 Annual Meeting of Stockholders         Class A:          R. Leigh Clifford

                                                              Class B:          Robert J. Allison, Jr.
                                                                                James R. Moffett
                                                                                B. M. Rankin, Jr.
                                                                                J. Stapleton Roy
                                                                                J. Taylor Wharton

         Our board has nominated each of the Class I directors named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class I directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.

INFORMATION ABOUT NOMINEES AND DIRECTORS

         This table provides certain information as of February 26, 2002 with respect to each director nominee and each other director. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                                                        YEAR FIRST
NAME OF NOMINEE                              PRINCIPAL OCCUPATIONS, OTHER PUBLIC DIRECTORSHIPS          ELECTED A
OR DIRECTOR                     AGE                    AND POSITIONS WITH THE COMPANY                   DIRECTOR
----------------------------- -------- ---------------------------------------------------------------  ----------
Robert J. Allison, Jr.          63     Chairman of the Board of Anadarko Petroleum Corporation.            2001
                                          Chief Executive Officer of Anadarko Petroleum Corporation
                                          from 1979 to 2002.

Robert W. Bruce III             57     President, The Robert Bruce Management Co., Inc.,                   1995
                                          investment advisor.

R. Leigh Clifford               54     Director and Chief Executive of Rio Tinto plc and Rio Tinto         2000
                                          Limited, worldwide mining and smelting.

Robert A. Day                   58     Chairman of the Board and Chief Executive Officer of Trust          1995
                                          Company of the West, an investment management company.
                                          Chairman, President and Chief Executive Officer of W. M.
                                          Keck Foundation, a national philanthropic organization.
                                          Director of Fisher Scientific International Inc. and
                                          McMoRan Exploration Co. (McMoRan).

                                                                                                        YEAR FIRST
NAME OF NOMINEE                              PRINCIPAL OCCUPATIONS, OTHER PUBLIC DIRECTORSHIPS          ELECTED A
OR DIRECTOR                     AGE                    AND POSITIONS WITH THE COMPANY                   DIRECTOR
----------------------------- -------- ---------------------------------------------------------------  ----------
Gerald J. Ford                  57     Chairman of the Board and Chief Executive Officer of                2000
                                          California Federal Bank, A Federal Savings Bank and its
                                          predecessors.  Chairman of the Board and Chief Executive
                                          Officer of Golden State Bancorp Inc., a bank holding
                                          company, and its affiliates, Golden State Holdings Inc.
                                          and California Federal Preferred Capital Corporation.
                                          Chairman of the Board and Chief Executive Officer of
                                          Liberte Investors Inc. Chairman of the Board of First
                                          Nationwide Mortgage Corporation. Director of McMoRan.

H. Devon Graham, Jr.            67     President of R.E. Smith Interests, an asset management              2000
                                          company. United States Regional Managing Partner -
                                          Southwest of Arthur Andersen LLP from 1985 until 1997.
                                          Director of McMoRan.

Steven J. Green                 56     Chairman and Chief Executive Officer of Greenstreet                 2001
                                          Partners, a private merchant bank, and Auburndale
                                          Properties Inc. a real estate acquisition and management
                                          company, and  k1 Ventures Limited, a venture capital firm
                                          based in Singapore.  Vice Chairman of Pacific Capital
                                          Group, Inc., an international merchant bank. United
                                          States Ambassador to Singapore from 1997 to 2001.
                                          Director of Global Crossing Ltd.

Oscar Y. L. Groeneveld          48     Chief Executive Copper of Rio Tinto plc and Rio Tinto               1999
                                          Limited. Head of Technology of Rio Tinto plc until
                                          1999. Group Mining Executive of Rio Tinto until 1997.
                                          Commissioner of PT Freeport Indonesia, our principal
                                          operating subsidiary, since 1999.

J. Bennett Johnston             69     Chairman of Johnston & Associates, LLC, a legal and business        1997
                                          consulting firm.  Chairman of Johnston Development Co.
                                          LLC, a project development firm. United States Senator
                                          until 1997. Director of ChevronTexaco Corporation.

Bobby Lee Lackey                64     Agricultural Consultant. President and Chief Executive              1995
                                          Officer of McManus-Wyatt-Hidalgo Produce Marketing Co.,
                                          shipper of fruits and vegetables, until 2000.

Gabrielle K. McDonald           59     Judge, Iran-United States Claims Tribunal, The Hague, The           1995
                                          Netherlands since November 2001. Special Counsel on
                                          Human Rights to the Chairman of the Board of the Company
                                          since 1999. Judge, International Criminal Tribunal for
                                          the Former Yugoslavia from 1993 until 1999. Director of
                                          Golden State Bancorp, Inc., California Federal Bank, A
                                          Federal Savings Bank and McMoRan.

James R. Moffett                63     Chairman of the Board and Chief Executive Officer of the            1992
                                          Company. President Commissioner of PT Freeport
                                          Indonesia. Co-Chairman of the Board of McMoRan.
                                          Co-Chairman of the Board of McMoRan Oil & Gas and of
                                          Freeport-McMoRan Sulphur until 1998. Chairman of the
                                          Board of Freeport-McMoRan Inc. until 1997.


                                                                                                        YEAR FIRST
NAME OF NOMINEE                              PRINCIPAL OCCUPATIONS, OTHER PUBLIC DIRECTORSHIPS          ELECTED A
OR DIRECTOR                     AGE                    AND POSITIONS WITH THE COMPANY                   DIRECTOR
----------------------------- -------- ---------------------------------------------------------------  ----------
B. M. Rankin, Jr.               72     Vice Chairman of the Board of the Company since January             1995
                                          2001. Private investor. Vice Chairman of the Board of
                                          McMoRan. Director of Golden State Bancorp Inc. and
                                          California Federal Bank, A Federal Savings Bank.

J. Stapleton Roy                66     Managing Director of Kissinger Associates, Inc., international      2001
                                          consultants and consultants to the Company, since January
                                          2001. Assistant Secretary of State for Intelligence and
                                          Research from November 1999 until December 2000. United
                                          States Ambassador to Indonesia from 1996 until 1999.
                                          Director of Phillips Petroleum Company.

J. Taylor Wharton               63     Special Assistant to the President for Patient Affairs,
                                          Professor, Gynecologic Oncology, The University of Texas
                                          M.D.  Anderson Cancer Center.  Director of McMoRan.              1995

DIRECTOR COMPENSATION

Cash Compensation

         Each non-employee director receives (a) an annual fee of $25,000 for serving on our board, (b) a fee of $1,000 for attending each board committee meeting and (c) an annual fee of $2,000 for each board committee of which a director is the chairperson. Each director receives a fee of $1,000 for attendance at each board meeting and reimbursement for reasonable out-of-pocket expenses incurred in attending our board and committee meetings.

Retirement Plan for Non-Employee Directors

         We have a retirement plan for the benefit of our non-employee directors who reach age sixty-five. Under the retirement plan, an eligible director will be entitled to an annual benefit equal to a percentage of the standard portion of our annual directors' fee at the time of his or her retirement. The percentage, which is at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-employee director for us or our predecessors. The benefit is payable from the date of retirement until the retiree's death. Each eligible director who was also a director of Freeport-McMoRan Inc., our former parent, and who did not retire from that board of directors, will receive upon retirement from our board, an additional annual benefit of $20,000, which is also payable from the date of retirement until the retiree's death.

Stock Option Plan for Non-Employee Directors

         Each non-employee director is eligible for a grant of options under our 1995 Stock Option Plan for Non-Employee Directors, which was amended in 2000. On August 1 of each year through 2004, each eligible director is granted a non-qualified option to purchase 10,000 shares of our Class B common stock at 100% of the fair market value of the shares on the date of grant. Each option granted under this plan vests over a four-year period and expires ten years after the date of grant.

         Prior to the amendment of the plan, each time a director exercised an option we made a cash payment to the director calculated pursuant to a formula that was intended to compensate the director fully for any federal income tax liabilities incurred as a result of the option exercise and receipt of the cash payment. Under the amended plan, these tax-offset cash payment rights were canceled and, in exchange, each director received a number of stock appreciation rights equal to the number of shares of our Class B common stock subject to the director's outstanding options multiplied by 0.6556. As a result, each director will be granted 6,556 stock appreciation rights on August 1 of each year through 2004.

         Accordingly, on August 1, 2001, each non-employee director was granted an option to purchase 10,000 shares of our Class B common stock and 6,556 stock appreciation rights at a grant price of $11.1650.

MATCHING GIFTS PROGRAM

         The Freeport-McMoRan Foundation (the Foundation) administers a matching gifts program available to our directors, officers, employees, full-time consultants and retirees. Under the program, the Foundation will match a participant's gifts to eligible institutions, including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations and environmental organizations. The Foundation provides the gifts directly to the institution. The Foundation double matches gifts by a director not in excess of $1,000 and gifts by any other participant not in excess of $500. The annual amount of our matching gifts for any director may not exceed $40,000, and generally for any other participant may not exceed $20,000. The matching gifts made by the Foundation in 2001 for each of the participating directors were as follows: $11,000 for Mr. Bruce; $7,700 for Mr. Lackey; $39,210 for Mr. Moffett; $34,670 for Mr. Rankin; $14,000 for Mr. Roy and $2,000 for Mr. Wharton.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         Except as otherwise indicated below, this table shows the amount of our Class A and Class B common stock each of our directors and named officers owned on February 26, 2002. Our directors and executive officers as a group beneficially owned approximately 46.8% of our Class A common stock and 9.3% of our Class B common stock. Unless otherwise indicated, the persons shown below do not beneficially own any of our preferred stock. Unless otherwise indicated, all shares shown are held with sole voting and investment power and include, if applicable, shares held in our Employee Capital Accumulation Program.


                                                                                       NUMBER OF SHARES
                                                 TOTAL NUMBER OF   NUMBER OF SHARES      OF CLASS B       TOTAL NUMBER OF
                                                SHARES OF CLASS A     OF CLASS B        COMMON STOCK     SHARES OF CLASS B
                                                   COMMON STOCK      COMMON STOCK        SUBJECT TO        COMMON STOCK
NAME OF                                            BENEFICIALLY     NOT SUBJECT TO       EXERCISABLE       BENEFICIALLY
BENEFICIAL OWNER (1)                                  OWNED             OPTIONS          OPTIONS (2)          OWNED
--------------------                             ----------------  ----------------    ----------------  -----------------
Richard C. Adkerson (3).....................           96,790          121,258          1,923,957         2,045,215

Robert J. Allison, Jr.......................                0            5,000                  0             5,000

Robert W. Bruce III (4).....................        1,890,000            7,017             74,360            81,377

R. Leigh Clifford (5).......................       23,931,100                0              2,500             2,500

Robert A. Day (6)...........................            7,992          166,031             74,360           240,391

Gerald J. Ford (7)..........................                0           10,000              2,500            12,500

H. Devon Graham, Jr.........................                0            2,000              2,500             4,500

Steven J. Green ............................                0                0                  0                 0

Oscar Y. L. Groeneveld (5)..................                -                0              2,500             2,500

J. Bennett Johnston.........................              700                0             25,000            25,000

Bobby Lee Lackey............................               60              861             74,360            75,221

Adrianto Machribie..........................                0                0            256,424           256,424

Gabrielle K. McDonald.......................            4,756              182             59,443            59,625

James R. Moffett (8)........................                0          755,002          4,479,169         5,234,171

B. M. Rankin, Jr. (9).......................           90,417          637,890             74,360           712,250

J. Stapleton Roy............................                0                0                  0                 0

J. Taylor Wharton (10)......................            5,193           38,041             66,869           104,910

Directors and executive
  officers as a group
  (17 persons)..............................       26,027,008        1,743,282          7,118,302         8,861,584

(1) With the exception of Mr. Adkerson (who beneficially owns 2.3% of our outstanding Class B common stock), Mr. Bruce (who beneficially owns 3.4% of our outstanding Class A common stock), Messrs. Clifford and Groeneveld (who both are deemed to beneficially own 43.1% of our outstanding Class A common stock held by a Rio Tinto affiliate) and Mr. Moffett (who beneficially owns 5.6% of our outstanding Class B common stock), each individual holds less than 1% of each of our outstanding Class A common stock and Class B common stock.

(2) Class B common stock that could be acquired as of April 26, 2002, upon the exercise of options granted pursuant to our stock option plans.

(3) Includes (a) 5,503 shares of our Class A common stock and 3,274 shares of Class B common stock held in his IRA and (b) 10,000 shares of our Class A common stock held in a foundation with respect to which Mr.

       Adkerson, as a member of the board of trustees, shares voting and investment power, but as to which he disclaims beneficial ownership.

(4) Includes 1,864,500 shares of our Class A common stock held by a limited partnership with respect to which Mr. Bruce is a general partner.

(5) The Class A common stock listed is held by a Rio Tinto affiliate of which Messrs. Clifford and Groeneveld are both executive officers. Messrs. Clifford and Groeneveld share voting and investment power with respect to these shares but Messrs. Clifford and Groeneveld disclaim beneficial ownership. Messrs. Clifford and Groeneveld have also assigned the benefits of their options to the affiliate.

(6) Includes 240 shares of our Class A common stock and 83,568 shares of our Class B common stock held in accounts and funds managed by affiliates of a corporation of which Mr. Day, as the chief executive officer, shares voting and investment power but as to which he disclaims beneficial ownership.

(7) Includes 10,000 shares of our Class B common stock held by a revocable trust with respect to which Mr. Ford is the sole trustee.

(8) Includes (a) 624,001 shares of our Class B common stock held by a limited liability company with respect to which Mr. Moffett, as a member, shares voting and investment power and (b) 77,000 shares of our Class B common stock held by a foundation with respect to which Mr. Moffett, as president and a director, shares voting and investment power but as to which he disclaims beneficial ownership.

(9) Includes (a) 10,020 shares of our Class A common stock that may be acquired upon the conversion of our Step-Up Convertible Preferred Stock and (b) 80,397 shares of our Class A common stock and 637,890 shares of our Class B common stock held by a limited partnership in which Mr. Rankin is the sole shareholder of the sole general partner of this limited partnership.

(10) Includes (a) 3,011 shares of our Class A common stock and 23,926 shares of our Class B common stock held by Mr. Wharton's spouse, (b) 160 shares of our Class A common stock held in an IRA for Mr. Wharton's spouse, (c) 420 shares of our Class A common stock held in his IRA, and (d) 332 shares of our Class A common stock and 4,757 shares of our Class B common stock held by Mr. Wharton as custodian for his daughters.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         This table shows the owners of more than 5% of our outstanding Class A common stock or Class B common stock based on filings with the Securities and Exchange Commission (the SEC), other than Mr. Moffett who owns 5.6% of our outstanding Class B common stock. See Stock Ownership of Directors and Executive Officers for more detail about Mr. Moffett. Unless otherwise indicated, all information is presented as of December 31, 2001, and all shares beneficially owned are held with sole voting and investment power.



                                                                       TITLE OF    NUMBER OF SHARES     PERCENT OF
NAME AND ADDRESS OF PERSON                                              CLASS     BENEFICIALLY OWNED      CLASS
---------------------------                                           ----------  -------------------  -------------
Prudential Financial, Inc.........................................        A            11,828,294(1)        21.3%
     751 Broad Street
     Newark, New Jersey  07102

Rio Tinto Indonesia Limited.......................................        A            23,931,100           43.2%
     6 St. James's Square
     London SW1Y4LD
     England

Putnam Investments, LLC...........................................        A             4,080,567(2)         7.4%
     One Post Office Square                                               B            10,976,887(3)        12.4%
     Boston, Massachusetts 02109

FMR Corp..........................................................        B            17,885,850(4)        19.0%
     82 Devonshire Street
     Boston, Massachusetts 02109

Morgan Stanley Dean Witter & Co...................................        B             8,243,882(5)         9.3%
     1585 Broadway
     New York, New York  10036

Pioneer Global Asset Management S.P.A.............................        B             5,306,011(6)         6.0%
     Galleria San Carlo 6
     20122 Milan, Italy

--------------

(1) Based on the Schedule 13G dated February 14, 2002 filed with the SEC, Prudential Financial, Inc., the parent of The Prudential Insurance Company of America, Jennison Associates LLC and other affiliated entities, shares voting and investment power with respect to 10,750,094 of these shares, but disclaims beneficial ownership. Jennison Associates LLC filed its own
     Schedule 13G with the SEC dated February 4, 2002, indicating beneficial ownership of 9,135,000 shares. Jennison Associates LLC shares investment power with respect to all shares shown therein, but disclaims beneficial ownership. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York, 10017.

(2) Based on the Schedule 13G dated February 13, 2002 filed with the SEC, Putnam Investments, LLC shares voting power with respect to 47,383 of these shares and shares investment power with respect to all shares shown, but disclaims beneficial ownership.

(3) Based on the Schedule 13G dated February 13, 2002 filed with the SEC, Putnam Investments, LLC shares voting power with respect to 513,910 of these shares and shares investment power with respect to all shares shown, but disclaims beneficial ownership.

(4) Based on the Schedule 13G dated February 14, 2002 filed with the SEC, FMR Corp. has sole voting power with respect to 947,430 of these shares. The total number of shares beneficially owned includes 5,624,680 shares of Class B common stock resulting from the assumed conversion of $80,433,000 principal amount of our 8 1/4 senior convertible notes.

(5) Based on the Schedule 13G dated February 14, 2002 filed with the SEC, Morgan Stanley Dean Witter & Co. shares voting power with respect to 3,929,079 of these shares and shares investment power with respect to all shares shown.

(6)  Based on the Schedule 13G dated December 21, 2001 filed with the SEC.


EXECUTIVE OFFICER COMPENSATION

         This table shows the compensation paid to our chief executive officer, and each of our two other executive officers (the named officers). During 2001, Messrs. Moffett and Adkerson also provided services to and received compensation from McMoRan Exploration Co. (McMoRan).

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION AWARDS
                                                                          ---------------------------------
                                        ANNUAL COMPENSATION                        AWARDS            PAYOUT
                            ------------------------------------------    ------------------------  --------
                                                              OTHER                     SECURITIES
                                                              ANNUAL      RESTRICTED    UNDERLYING               ALL OTHER
         NAME AND                                            COMPENSA-      STOCK        OPTIONS/     LTIP       COMPENSA-
    PRINCIPAL POSITION      YEAR     SALARY       BONUS        TION        SWARDS(2)       SARS     PAYOUTS       TION(3)
    ------------------      ----     ------       -----      ---------    ---------     ----------  -------     ----------

James R. Moffett.........   2001   $2,500,000   $2,750,000   $172,044(4)          --           --   $727,200     $545,425
   Chairman of the Board    2000    1,375,000    2,750,000    146,398(4)          --           --    793,800      218,049
   and Chief Executive      1999    1,000,000    2,750,000    143,698(4)          --    1,800,000    912,600       84,775
   Officer

Richard C. Adkerson......   2001    1,250,000    1,031,250     60,377(4)  $  515,620           --    545,400      242,477
   President and Chief      2000      875,000      687,500     56,049(4)   1,031,250           --    441,000      102,706
   Financial Officer        1999      650,000      343,750     64,596(4)   1,546,875      900,000    380,250       44,162

Adrianto Machribie.......   2001      406,250      600,000    438,105(5)          --       75,000    181,800           --
   President Director       2000      406,250      550,000    465,453(5)          --       75,000    110,250           --
                            1999      437,500      550,000    441,602(5)          --       75,000     91,260           --

----------------

(1) In addition to items disclosed in notes 4 and 5 below, includes our payment of taxes in connection with certain benefits we provided to the named officers as follows:

      NAME                                                                                     YEAR          AMOUNT
                                                                                           -------------- --------------

      Mr. Moffett..........................................................................    2001         $ 61,495
                                                                                               2000           45,805
                                                                                               1999           46,776

      Mr. Adkerson.........................................................................    2001           17,577
                                                                                               2000           13,031
                                                                                               1999           19,871

      Mr. Machribie........................................................................    2001          102,477
                                                                                               2000           81,631
                                                                                               1999           79,818

     Does not include perquisites that we provided to each named officer unless the aggregate amount in any year exceeded the threshold for disclosure under the SEC rules.

(2) In December 1999, we adopted a restricted stock program. This program provides certain executives with the opportunity to receive a grant of restricted stock units (RSU) in lieu of all or part of their cash bonus for a given year. The RSUs will ratably convert into shares of Class A common stock over a three-year period on each grant date anniversary. The RSUs are awarded at a premium in order to compensate for risk. Dividend equivalents will be paid on the RSUs on the same basis as dividends are paid on Class A or Class B common stock. In 2001, Mr. Adkerson elected to participate in the program as follows:

                                                                               12/31/01         GRANT DATE
     NAME                                                       RSUS        MARKET VALUE*      MARKET VALUE*
     -------                                               ---------------- ---------------  ------------------
     Mr. Adkerson.......................................       36,962            N/A               $ 515,620

     ----------------

     *   RSUs were granted in January 2002 for 2001 bonus amounts.

     As of December 31, 2001, Mr. Adkerson held 160,607 restricted stock units and the aggregate value of such units held, based upon the $12.75 market value on December 31, 2001, was $2,047,740.

(3) In addition to items disclosed in the notes below, includes our contributions to defined contribution plans, our premium payments for universal life and personal excess liability insurance policies and director fees as follows:

                                                         PLAN            INSURANCE        DIRECTOR
     NAME                              YEAR         CONTRIBUTIONS         PREMIUMS          FEES             TOTAL
     ----                          -------------    ---------------     -------------    ------------     -------------
     Mr. Moffett.................      2001           $ 497,378           $ 43,047         $ 5,000         $ 545,425
                                       2000             178,847             34,202           5,000           218,049
                                       1999              50,000             29,775           5,000            84,775

     Mr. Adkerson................      2001             236,320              6,157              --           242,477
                                       2000              95,702              7,004              --           102,706
                                       1999              32,375             11,787              --            44,162

(4)  Includes the following perquisites that we provided to Mr. Moffett and Mr.
     Adkerson: (a) matching gifts under the matching gifts program, (b) payments for financial counseling and tax return preparation and certification services and (c) use of company facilities.

                                                                         FINANCIAL
                                                       MATCHING          COUNSELING      FACILITIES
     NAME                              YEAR         GIFTS PAYMENTS          FEES            USAGE            TOTAL
     ----                          -------------    ---------------     -------------    ------------     -------------
     Mr. Moffett.................      2001           $ 39,210            $ 14,000        $ 57,339         $ 110,549
                                       2000             40,000              14,200          46,393           100,593
                                       1999             40,000              16,000          40,922            96,922

     Mr. Adkerson................      2001             40,000               2,800              --            42,800
                                       2000             40,000               3,018              --            43,018
                                       1999             40,000               4,725              --            44,725

(5) Includes $335,628, $383,822 and $361,784 of perquisites that we provided to Mr. Machribie in 2001, 2000 and 1999, respectively, consisting of (a) $40,000 of principal payments on non-interest bearing loans to Mr. Machribie from us that were forgiven in each of these years; (b) $3,071, $7,141 and $8,930 of imputed interest in 2001, 2000 and 1999 on these loans; (c) $286,822, $336,681 and $306,451 for use of a company owned residence in Indonesia in 2001, 2000 and 1999; and (d) $5,735 and $6,403 for other perquisites in 2001 and 1999, respectively.

                              --------------------

   This table shows all stock options that we granted to named officers in 2001.

                              OPTION GRANTS IN 2001

                             NUMBER OF      PERCENT OF
                            SECURITIES        OPTIONS
                            UNDERLYING      GRANTED TO
                              OPTIONS      EMPLOYEES IN     EXERCISE OR                            GRANT DATE
NAME                        GRANTED (1)        2001         BASE PRICE      EXPIRATION DATE      PRESENT VALUE
------                     -------------  --------------   --------------  -----------------    ---------------

Adrianto Machribie.......       75,000          6.42%          $11.31       January 30, 2011      $ 471,000 (2)

----------------

(1) The stock options will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the company's total voting power or (b) under certain circumstances, the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof. In addition, each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options that we granted to the listed officer. The grant date present value was calculated to be $6.28 per option. The following facts and assumptions were used in making this calculation: (a) an exercise price for each option as set forth under the column labeled "Exercise or Base Price"; (b) a fair market value of $11.31 for one share of our Class B common stock on the grant date; (c) no dividend; (d) a term of 7 years based on an analysis of the average historical term for such stock options; (e) a stock volatility of 46.6%, based on an analysis of weekly closing prices of our Class B common stock over the 284-week period that our Class B common stock has been publicly traded; and (f) an assumed risk-free interest rate of 5.1%, this rate being equivalent to the yield on the grant date on a zero-coupon U.S. Treasury note with a maturity date comparable to the expected term of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

                               ------------------

         This table shows all outstanding stock options held by each of the named officers as of December 31, 2001. All of these options relate to our Class B common stock and none of the named officers exercised stock options in 2001.

                          OPTIONS AT DECEMBER 31, 2001

                                                  NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                     OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                    DECEMBER 31, 2001               DECEMBER 31, 2001
Name                                            EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                                          ------------------------------    ---------------------------
James R. Moffett............................      4,154,169/   900,000            $2,244,125/ $2,244,125
Richard C. Adkerson.........................      1,761,457/   450,000             1,122,063/  1,122,063
Adrianto Machribie..........................        183,924/   185,000               129,469/    285,469

                               ------------------

         This table shows all long-term incentive plan awards that we made in 2001 to each of the named officers.

                    LONG-TERM INCENTIVE PLANS--AWARDS IN 2001

                                                                                             Estimated
                                                                              Performance      Future
                                                                                or Other      Payouts
                                                                Number of        Period        Under
                                                              Shares, Units      Until       Non-Stock
                                                                or Other       Maturation   Price-Based
Name                                                           Rights (1)      or Payout     Plans (2)
-------                                                      ---------------- ------------- ---------------
James R. Moffett.............................................    250,000        12/31/04       $530,000
Richard C. Adkerson..........................................    200,000        12/31/04        424,000
Adrianto Machribie...........................................     65,000        12/31/04        137,800

-------------------

(1) Represents the number of performance units covered by performance awards we granted in 2001 under our Long-Term Performance Incentive Plan (Long-Term
     Plan). As of December 31 of each year, each named officer's performance award account will be credited with an amount equal to the "annual earnings per share" or "net loss per share" (as defined in the Long-Term Plan) for that year multiplied by the number of performance units then credited to such performance award account. Annual earnings per share or net loss per share includes the net income or net loss of each of our majority-owned subsidiaries that are attributable to equity interests that we do not own. The corporate personnel committee may, however, in the exercise of its discretion, prior to crediting the named officers' performance award accounts with respect to a particular year, reduce or eliminate the amount of the annual earnings per share that otherwise would be credited to any performance award account for the year. The balance in the performance award account is generally paid as soon as practicable after December 31 of the year in which the third anniversary of the award occurs.

(2) These amounts were calculated using the 2001 earnings per share (as defined in the Long-Term Plan) applied over a four-year period. Future payments attributable to these awards will be determined based on future earnings.

                            ------------------------

Employment Agreements and Change of Control Agreements

         In April 2001, we entered into employment agreements and change of control agreements with Messrs. Moffett and Adkerson. The corporate personnel committee of our board, with the aid of an independent compensation consultant, established the terms of these agreements, which were then approved by our board. (See the Corporate Personnel Committee Report on Executive Compensation for more details.)

         Employment Agreements. The employment agreement with Mr. Moffett provides for a base salary of $2,500,000 per year and eligibility for a maximum bonus of $2,750,000 for each of 2001 and 2002 under our annual incentive plan. Mr. Moffett continues to be eligible for all other benefits and compensation, including stock options and long-term performance units, generally provided to our most senior executives. The agreement will continue through April 30, 2006 with automatic one-year extensions unless a change of control occurs or our corporate personnel committee notifies Mr. Moffett of its intent not to extend the agreement.

         The employment agreement with Mr. Adkerson provides for a base salary of $1,250,000 per year and eligibility for a maximum bonus of $1,375,000 for each of 2001 and 2002 under our annual incentive plan. Mr. Adkerson also continues to be eligible for all other benefits and compensation, including stock options and long-term performance units, generally provided to our most senior executives. The agreement will continue through April 30, 2005 with automatic one-year extensions unless a change of control occurs or our corporate personnel committee notifies Mr. Adkerson of its intent not to extend the agreement.

         The employment agreements also provide that if we terminate the executive's employment without cause (as defined in the agreement) or the executive terminates employment for good reason (as defined in the agreement), we will make certain payments and provide certain benefits to the executive, including:

             o payment of a pro rata bonus for the year in which the termination of employment occurs;

             o a cash payment equal to four times the sum of (a) the executive's base salary plus (b) the lesser of (1) the highest bonus paid to the executive for any of the preceding three years or (2) two times the executive's base salary;

             o continuation of insurance and welfare benefits for three years or until the executive accepts new employment, if earlier; and

             o acceleration of the vesting and payout of all stock options, restricted stock units and long-term performance incentive plan units.

         If the executive's employment terminates as a result of death, disability or retirement, benefits to the executive or his estate include the payment of a pro rata bonus for the year of termination, a cash payment ($1.8 million for Mr. Moffett and $900,000 for Mr. Adkerson) the continuation of insurance and welfare benefits, which in the case of retirement, will continue for three years or until the executive accepts new employment, if earlier.

         As a condition to receipt of these severance benefits, the executives must retain in confidence all confidential information known to them concerning our business and us so long as the information is not otherwise publicly disclosed. Further, Messrs. Moffett and Adkerson have each agreed not to compete with us for a period of two years after termination of employment.

         Change of Control Agreements. The change of control agreements will replace the employment agreements if a change of control of our company (as defined in the change of control agreements) occurs. If the change of control occurs prior to April 30, 2006 for Mr. Moffett or prior to April 30, 2005 for Mr. Adkerson, the agreements provide generally that the executive's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed for a three-year period.

         If the executive is terminated without cause or if the executive terminates for "good reason" during the three-year period after a change of control, the executive is generally entitled to receive the same payments and benefits that he would receive in the event of a similar termination under the employment agreements, described above, except that in the event of an unsolicited change of control (as defined in the change of control agreements), the cash payment would be five times rather than four times, the sum of (a) the executive's base salary plus (b) the lesser of (1) the highest bonus paid to the executive for any of the preceding three years or (2) two times the executive's base salary. The term "good reason" includes the failure of the acquiror to provide the executive with substantially the same position, authority, duties and responsibilities in the ultimate parent company of the entity resulting from the transaction.

         If employment terminates as a result of death, disability or retirement following a change of control, the executive will receive the same benefits described above under "Employment Agreements" in the event of death, disability or retirement, except for the cash payment.

         In addition, the change of control agreements provide that the executives are entitled to receive a payment in an amount sufficient to make the executives whole for any excise tax on amounts payable under the agreements that are considered to be excess parachute payments under Section 4999 of the Internal Revenue Code.

         The confidentiality and non-competition provisions of the executives' employment agreements continue to apply after a change of control.

                            ------------------------

Retirement Benefit Program

         Under our retirement benefit program and that of the Services Company (see Certain Transactions for more detail about the Services Company), each participant, including each of the named officers other than Mr. Machribie is entitled to benefits based upon the sum of his starting account balance, annual benefit credits and annual interest credits allocated to his "account." The starting account balance is equal to the value of the participant's accrued benefit as of June 30, 1996, under the prior plan. The annual benefit credits consist of two parts: (1) 4% of the participant's earnings for the year in excess of the social security wage base for the year; and (2) a percentage of the participant's total earnings for the year. The percentage of total earnings is determined as follows:

         o 15%, if as of December 31, 1996, the participant's age plus service totaled 65 or more, he was at least 50 years old and had at least 10 years of service;

         o 10%, if as of December 31, 1996, the participant's age plus service totaled 55 or more, he had at least 10 years of service, and he did not meet the requirements for a 15% allocation;

         o 7%, if as of December 31, 1996, the participant's age plus service totaled 45 or more, he had at least 5 years of service, and he did not meet the requirements for a greater allocation; and

         o 4%, if the participant did not meet the requirements for a greater allocation.

         The annual interest credit is equal to the account balance at the end of the prior year multiplied by the annual yield on 10-year U.S. Treasury securities on the last day of the preceding year. This interest credit was 5.12% for 2001. Interest credits cease at the end of the year in which the participant reaches age 60. Upon retirement, a participant's account balance is payable either in a lump sum or an annuity, as selected by the participant. A participant's "earnings" are comprised of annual base salary (see "Salary" in the Summary Compensation Table above), plus 50% of certain bonuses (see "Bonus" in the Summary Compensation Table above). Years of service include not only years with us or the Services Company but also any years with our predecessors.

         Benefits payable to a participant under our and the Services Company's retirement benefit programs are no longer determined primarily by the individual's final average compensation and years of service. However, if a participant's age plus service equaled 65 or more as of December 31, 1996, and as of that date the participant had both attained age 50 and had at least 10 years of service, the participant is "grandfathered" into a benefit of no less than the benefit under the former retirement benefit formula based on years of service and final average earnings.

         In 2000 we discontinued the foregoing retirement benefit program. All benefit accruals ceased effective June 30, 2000, and as of that date we increased the account balances of eligible participants by the final half-year benefit credit plus a special benefit credit of 3.5% of the account balance. The retirement benefit program consisted of two plans: a funded qualified plan and an unfunded non-qualified plan.

         The present value of the benefit earned by each participant under the non-qualified plan was transferred, effective June 30, 2000, to our unfunded non-qualified defined contribution plan. The amount transferred for each of the named officers (other than Mr. Machribie) is as follows: $2,849,930 for Mr. Moffett and $807,261 for Mr. Adkerson.

         We have formally terminated the qualified plan and will distribute all assets upon receiving IRS approval of the termination. Approval has been delayed while the IRS develops a policy regarding all plans that have converted to the account balance type of design. We will contribute to the plan any amount needed to complete the funding of benefits. A participant can elect to receive his accrued benefit under the qualified plan in the form of either an annuity contract issued by an insurance company, or in a single lump sum that can be transferred into our qualified defined contribution plan or an IRA, or received in cash subject to applicable tax withholdings. If paid in a single lump sum as of November 1, 2002, the amount paid to each of the named officers (other than Mr. Machribie) would be as follows: $136,704 for Mr. Moffett and $94,329 for Mr. Adkerson.

         Under PT Freeport Indonesia's retirement plan, each participant, including Mr. Machribie, is entitled to benefits based upon the participant's years of service and monthly base salary at the time of retirement. All benefits under the retirement plan are payable in rupiah, Indonesia's currency. A participant's retirement benefit is calculated by multiplying 1.5 by the participant's years of service by the participant's monthly base salary at the time of retirement. Under Indonesian law and the retirement plan, Mr. Machribie was deemed retired upon reaching the age of 60 on July 1, 2001. Mr. Machribie's annual retirement benefit is an accrued lump sum benefit of U.S. $67,500, which he has received paid in rupiah, and an annual annuity payment of U.S. $42,218 for life beginning in 2002 (payable in rupiah, translated at an exchange rate of approximately 9,838 rupiah per U.S. $1.00).

         Because Mr. Machribie is no longer eligible to participate in PT Freeport Indonesia's retirement plan but he continues to work for us, PT Freeport Indonesia has agreed to pay Mr. Machribie a one-time, lump sum cash payment to him upon conclusion of his employment with us. This payment will be determined by PT Freeport Indonesia in its sole discretion but in no event will be less than U.S. $50,000 for each full year of service rendered by Mr. Machribie beginning from July 1, 2001.

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The corporate personnel committee, which is composed of five independent directors, determines the compensation of our executive officers and administers our annual incentive, long-term incentive, and stock option plans. The committee's executive compensation philosophy is to:

             o emphasize performance-based compensation that balances rewards for both short- and long-term results;

             o    tie compensation to the interests of stockholders; and

             o provide a competitive level of total compensation that will attract and retain talented executives.

         A primary goal of the committee is to position us to attract and retain the highest level of executive talent. To accomplish this goal, the committee targets our executive compensation levels in the top quartile of comparable companies. It also includes other companies whose operational, corporate financing, and other activities are considered comparable to those activities in which we engaged in recent years under the management of our executive officers.

         In December 2000, the committee engaged William M. Mercer, Inc. (Mercer) as an independent executive compensation consultant, to conduct an analysis on the feasibility and suitability of the company entering an employment agreement and a change of control agreement with each of James R. Moffett, Chairman of the Board and Chief Executive Officer, and Richard C. Adkerson, President and Chief Financial Officer. After analyzing industry practices, Mercer advised that such agreements are prevalent and opined that the proposed terms and conditions of the respective agreements were within acceptable industry norms. In April 2001, with the approval of the board of directors and based on Mercer's recommendations, the committee entered into an employment agreement and a change of control agreement with each of Messrs. Moffett and Adkerson. (See "Employment Agreements and Change of Control Agreements" under Executive Officer Compensation for more details.)

Overview of 2001 Compensation

         Executive officer compensation for 2001 included base salaries, annual incentive awards, long-term incentive awards, stock options, and, in some cases, restricted stock units. In 1998, we substantially revised our compensation arrangements with Messrs. Moffett and Adkerson. As part of our program to conserve cash, Messrs. Moffett and Adkerson agreed to cap their annual cash incentive awards for the next five years at $2.75 million for Mr. Moffett and $1.375 million for Mr. Adkerson. In April 2001, we entered into employment agreements with Messrs. Moffett and Adkerson, which incorporate the provisions of this arrangement. As such, these limits on annual cash incentive awards were applied during 2001 and will apply during 2002. In return for caps on the annual cash bonus, in 1998 we granted to Mr. Moffett immediately exercisable options to purchase 1.75 million shares of Class B common stock and granted to Mr. Adkerson immediately exercisable options to purchase 875,000 shares of

Class B common stock. These options have an eight-year term. The substitution of cash compensation with stock options was intended to further align the interests of these officers with the interests of stockholders.

Base Salaries

         We established the base salaries of the executive officers at appropriate levels after consideration of each executive officer's responsibilities. In October 2000, we announced a management reorganization and reduction in our senior management group. As part of this restructuring, Messrs. Moffett and Adkerson assumed significantly increased roles in the management of the affairs of our company. Because of the increased duties and resulting cost savings to the company, we decided to increase the annual base salary of Mr. Moffett from $1.0 million to $2.5 million and Mr. Adkerson from $750,000 to $1.25 million, effective October 1, 2000. Pursuant to the employment agreements discussed above, Messrs. Moffett and Adkerson's annual base salaries will continue at these present levels through April 30, 2006 and April 30, 2005, respectively.

Annual Incentive Awards

         We provide annual cash incentives to executive officers through our annual incentive plan and performance incentive awards program. Awards paid under these plans in 2001 were based on a return on investment threshold, the level of cash flow from operations, and operational and strategic accomplishments during 2001, including accomplishments in the areas of exploration, production, management, and strategic planning.

         Annual Incentive Plan. The annual incentive plan is designed to provide performance-based awards to those executive officers whose performance can have a significant impact on our profitability and future growth. All of our named officers participated in the annual incentive plan for 2001. At the beginning of 2001, each participant was assigned a percentage share of the aggregate award pool for 2001 based on that person's position and level of responsibility. Under the terms of the annual incentive plan, no awards will be made for any year if the five-year average return on investment (generally, consolidated net income divided by consolidated stockholders' equity and long-term debt, including the minority interests' share of subsidiaries' income and stockholders' equity) is less than 6%. During the five-year period ending in 2001, the average return on investment was 10.1%. When determining the aggregate awards granted under the annual incentive plan for 2001, the committee considered as a guideline 2.5% of net cash flow from operations in 2001, which is the maximum amount that may be awarded under the annual incentive plan to executive officers whose compensation is subject to the limitation on deductible compensation imposed by Section 162(m) of the Internal Revenue Code.

         After reviewing the performance factors and accomplishments described above, the committee concluded that our performance had exceeded expectations and approved an incentive pool of approximately 1.04% of net operating cash flow. As explained above, the individual cash awards paid to Messrs. Moffett and Adkerson under the annual incentive plan were capped. Without the caps, Mr. Moffett's award would have been approximately $7.62 million and Mr. Adkerson's award would have been $3.81 million, and the aggregate awards under the annual incentive plan would have been approximately 2.5% of net operating cash flow.

         Performance Incentive Awards Program. Our performance incentive awards program is designed to provide performance-based annual cash awards to certain officers and managers who do not participate in the annual incentive plan. In 2001, each participant in the performance incentive awards program was assigned a target award based upon level of responsibility. After a review of the performance measures and accomplishments described above, the committee established an award pool for 2001 that totaled 1.24% of net operating cash flow. Individual performance is an important factor considered in determining the actual awards paid under the performance incentive awards program.

Restricted Stock Unit Plan

         As part of our efforts to conserve cash and to further align the interests of the executives with those of the stockholders, in 1999 the committee approved a program that allowed certain officers and managers the opportunity to receive a grant of restricted stock units with respect to shares of Class A common stock in lieu of all or part of their cash bonus for a given year. The restricted stock units will vest ratably over a three-year period. To compensate for the restrictions and risk of forfeiture, the restricted stock units were awarded at a 50% premium to the market value on the grant date. The program was not intended to increase the overall compensation of the officers and managers. An independent executive consulting firm reviewed the program and concluded that its design was appropriate and in line with other similarly situated companies.

Stock Options and Long-Term Incentives

         Stock option and long-term incentive award guidelines are intended to provide a significant potential value to reinforce the importance of stockholder value creation. The committee encourages executive officers to accumulate significant equity ownership in our company by granting stock options. The committee believes that larger, multi-year stock option awards rather than smaller, annual awards provide a more powerful incentive to the company's most senior executive officers to achieve sustained growth in stockholder value over the long term. As a result, the committee grants Messrs. Moffett and Adkerson stock option awards every three years. In keeping with the committee philosophy, the committee granted stock options to them in 1999 and did not grant stock option awards to them in 2000 or 2001.

         The committee continues to make annual stock option grants to other officers. In 2001, our other named officer received stock options based on guidelines that relate to the position of each participating officer. The exercise price of each stock option is equal to the fair market value of a share of Class B common stock on the grant date.

         The committee also compensates officers for long-term performance with annual grants of performance units. Performance units are designed to link a portion of executive compensation to cumulative earnings per share because we believe that sustained profit performance will help support increases in stockholder value. Each outstanding performance unit is annually credited with an amount equal to the annual earnings per share, as defined in the plan, for a four-year period. These credits are paid in cash after the end of the four-year period.

Section 162(m)

         Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee's policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

         The committee believes that the stock options, annual incentive awards, and performance units qualify for the exclusion from the deduction limitation under Section 162(m). With the exception of a portion of the salary paid to our chief executive officer and our president, the committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any given year and therefore will qualify for deductibility.

                  H. Devon Graham, Jr., Chairman              Bobby Lee Lackey
                  Robert J. Allison, Jr.                      J. Taylor Wharton
                  Robert W. Bruce III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of our corporate personnel committee are Messrs. Allison, Bruce, Graham, Lackey and Wharton. In 2001, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as our director or on our corporate personnel committee.

AUDIT COMMITTEE REPORT

         The audit committee is currently composed of six directors. The members of our committee are independent, as defined in the New York Stock Exchange's listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board's oversight responsibilities by monitoring (1) the company's continuing development of its system of financial reporting, auditing, internal controls and legal compliance, (2) the operation of the system and (3) the independence and performance of the company's external and internal auditors.

Financial Statement Review; Discussions with Management and Independent Auditors

         We have reviewed and discussed the company's audited financial statements for the year 2001 with management and the company's independent auditors. Management represented to us that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence from the company and management. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         In addition, we have discussed with the independent auditors the overall scope and plans for their audit, and have met with the independent auditors and management to discuss the results of their examination, their understanding and evaluation of the company's internal controls as they considered necessary to support their opinion on the financial statements for the year 2001, and various factors affecting the overall quality of the company's financial reporting. The independent auditors also have had opportunities to meet with us without management being present to discuss any of these matters.

         Based on these reviews and discussions, we recommended to the board of directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year 2001.

Internal Audit

         We also oversee the company's internal audit function, including the selection and compensation of the company's internal auditors. We have discussed with the company's internal auditors the scope of their audit plan, and have met with the internal auditors to discuss the results of their reviews, their evaluation of the company's processes and internal controls, any difficulties or disputes with management encountered during the course of their reviews, and other matters relating to the internal audit process.

Fees and Related Disclosures for Accounting Services

         Audit and Review Fees. The independent auditors billed the company $449,775 for professional services rendered for the audit of the company's financial statements for 2001 and for the reviews of the unaudited interim financial statements included in the company's Forms 10-Q for 2001.

         Financial Information Systems Design and Implementation Fees. The independent auditors did not provide any financial information systems design and implementation services for 2001.

         All Other Fees. For 2001, the independent auditors billed the company $561,225 for professional services rendered, other than described above under "Audit and Review Fees" and "Financial Information Systems Design and Implementation Fees." These services primarily related to the following:

             o tax compliance services, preparation of the company's federal and state tax returns and preparation of the company's estimated tax payments;

             o services rendered for statutory audits required under Indonesian law, services rendered for audits of the company's employee benefit plans and accounting consultations;

             o services rendered with respect to the sale of convertible notes and the related registration statement filed with the SEC in 2001 and subsequent review by the SEC; and

             o providing personnel to work on a temporary basis under the direction of the human resource department of PT Freeport Indonesia in Indonesia.

         Consideration of Auditors' Independence. We have considered whether the provision of services covered under the sections entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees" for 2001 is compatible with maintaining the auditors' independence and have discussed with the auditors their independence from the company and management.

               Robert A. Day, Chairman                  H. Devon Graham, Jr.
               Robert W. Bruce III                      Steven J. Green
               Gerald J. Ford                           Oscar Y. L. Groeneveld

PERFORMANCE GRAPH

         The following graph compares the change in the cumulative total stockholder return on our Class B common stock with the cumulative total return of the S&P 500 Stock Index and the cumulative total return of the Dow Jones Other Non-Ferrous Metals Group Index (Americas) from 1997 through 2001. This comparison assumes $100 invested on December 31, 1996 in (a) Freeport-McMoRan Copper & Gold Inc. Class B common stock, (b) S&P 500 Stock Index and (c) Dow Jones Other Non-Ferrous Metals Group Index (Americas).

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      FREEPORT-MCMORAN COPPER & GOLD INC.,
                        S&P 500 STOCK INDEX AND DOW JONES
                 OTHER NON-FERROUS METALS GROUP INDEX (AMERICAS)



                                 [insert graph]




                                                DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                    1996         1997          1998         1999           2000          2001
                                                ------------  ------------  ------------  ------------  ------------  ------------
Freeport-McMoRan Copper & Gold Inc.               $100.00       $54.42         $36.56        $74.00        $29.99        $46.90
S&P 500 Stock Index                               $100.00      $133.53        $171.69       $207.81       $188.90       $166.44
Dow Jones Other Non-Ferrous Metals
    Group Index (Americas)                        $100.00       $74.06         $52.47        $90.79        $67.10        $50.03

* Total Return Assumes Reinvestment of Dividends

CERTAIN TRANSACTIONS

         We and McMoRan each own 50% of the Services Company. The Services Company's sole director is also an executive officer of our company. We are parties to a services agreement with the Services Company under which the Services Company provides us with executive, technical, administrative, accounting, financial, tax and other services. The Services Company also provides these services to McMoRan. We pay an allocable portion of expenses from consulting arrangements that the Services Company has entered into, some of which are described below.

         B. M. Rankin, Jr. and the Services Company are parties to an agreement under which Mr. Rankin renders services to us and McMoRan relating to finance, accounting and business development. The Services Company provides Mr. Rankin compensation, medical coverage and reimbursement for taxes in connection with those medical benefits. In 2001, the Services Company paid Mr. Rankin $469,167 ($243,334 of which was allocated to us) pursuant to this agreement. Mr. Rankin also received reimbursement of $65,290 for a portion of his office rent and the services of an executive secretary employed by the Services Company and received $24,952 of imputed income for his use of company chartered aircraft.

         J. Stapleton Roy, who was appointed to our board in March 2001, is Managing Director of Kissinger Associates, Inc. Kissinger Associates and the Services Company are parties to agreements under which Kissinger Associates provides to us and our affiliates advice and consultation on specified world political, economic, strategic and social developments affecting our affairs. Under these agreements, Kissinger Associates receives an annual fee of $200,000, additional consulting fees based on the services rendered, and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing such services. In 2001, the Services Company paid Kissinger Associates $200,000, excluding reasonable out-of-pocket expenses, for all services rendered under these agreements (all of which was allocated to us).

         J. Bennett Johnston and the Services Company are parties to an agreement, renewable annually, under which Mr. Johnston provides consulting services to us and our affiliates relating to international relations and commercial matters. Under this agreement, Mr. Johnston receives an annual consulting fee of $250,000 and reimbursement of reasonable out-of-pocket expenses incurred in connection with providing services. In 2001, the Services Company paid Mr. Johnston $250,000, excluding reasonable out-of-pocket expenses, pursuant to this agreement, $200,000 of which was allocated to us. The annual consulting fee includes Mr. Johnston's annual fee for serving on our board.

         Gabrielle K. McDonald and the Services Company are parties to an agreement, renewable in December 2002, under which Ms. McDonald renders consulting services to us and our affiliates in connection with her role as Special Counsel on Human Rights to our Chairman. Under this agreement, Ms. McDonald received an annual fee of $500,000 in 2001, and will receive an annual fee of $250,000 in 2002, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering consulting services. In 2001, the Services Company paid Ms. McDonald $500,000, exclusive of reasonable out-of-pocket expenses, pursuant to this agreement, all of which was allocated to us. The annual consulting fee includes Ms. McDonald's annual fee for serving on our board.

RATIFICATION OF THE APPOINTMENT OF AUDITORS

         Our board of directors seeks stockholder ratification of the board's appointment of _________________ to act as the independent auditors of our and our subsidiaries' financial statements for the year 2002. Our board has not determined what, if any, action would be taken should the appointment of _______________ not be ratified. One or more representatives of _______________ will be available at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

PROPOSAL TO RECLASSIFY SHARES OF OUR CLASS A COMMON STOCK INTO SHARES OF OUR CLASS B COMMON STOCK BY AMENDING OUR CERTIFICATE OF INCORPORATION

         Our board of directors has authorized, and recommends for your approval, an amendment to our certificate of incorporation to combine our two classes of common stock into a single class of common stock by reclassifying each outstanding share of our Class A common stock into one share of our Class B common stock. Because this is a summary of the proposed amendment, it may not contain all of the information that is important to you. You should read the proposed amended and restated certificate of incorporation attached as Annex A to this proxy statement carefully before you decide how to vote.

         The proposed amendment would

             o combine our Class A common stock and Class B common stock into a single class of common stock by converting each outstanding share of our Class A common stock into one share of our Class B common stock;

             o provide for the election of all of our directors by the holders of our Class B common stock and the holders of our outstanding preferred stock, voting together as a single class; and

             o eliminate all references to our Class A common stock and authorize the issuance of an additional 211.8 million shares of our Class B common stock, which is the number of shares of our Class A common stock currently authorized for issuance by our certificate of incorporation.

         We will refer to the proposed amendment to our certificate of incorporation as the "Amendment." In order for the Amendment to be validly authorized, holders of a majority of our outstanding shares of Class A common stock and a majority of our outstanding shares of Class B common stock, voting as separate classes, must approve the Amendment. Moreover, by voting to approve the Amendment, our Class A and Class B common stockholders will be authorizing the company, without further stockholder approval, to make any immaterial changes to the Amendment as our officers executing the Amendment may approve. If approved, the Amendment will be effective on the date it is filed with the Delaware Secretary of State; we will refer to this date as the "effective date." The effective date is expected to occur as soon as practicable after the annual meeting of stockholders.

BACKGROUND OF OUR DUAL-CLASS STRUCTURE

         Our dual-class common stock structure was created in connection with the initial public offering of our Class A common stock in May 1988. Following the offering, our former sole stockholder, Freeport-McMoRan Inc., owned all of our outstanding Class B common stock. In connection with its proposal in May 1994 to distribute all of our outstanding Class B common stock to its stockholders, Freeport-McMoRan Inc. sought and received a letter ruling from the Internal Revenue Service that the distribution would be tax-free for federal income tax purposes to Freeport-McMoRan Inc. and its stockholders. In order to receive the letter ruling and ensure that our Class B common stock could be distributed on a tax-free basis, we were required to make certain changes to our capital structure and corporate governance. The changes included an amendment to our certificate of incorporation to provide that

             o at least 80% of our directors would be elected by the holders of our Class B common stock, voting as a separate class; and

             o the remainder of our directors would be elected by the holders of our Class A common stock and the holders of our preferred stock, voting together as a separate class.

         In addition, in order to satisfy the IRS' requirements, we were required to represent that there would be no change in, or any vote to change, the special voting rights for five years after the distribution. On July 17, 1995, Freeport-McMoRan Inc. completed the distribution of our Class B common stock to its stockholders, and the changes to our capital structure and corporate governance became effective. The rights of holders of our Class A and Class B common stock have not changed since that date.

         In December 2001 and in January 2002, our management discussed with our board of directors the possibility of combining our two classes of common stock into a single class. In January 2002, we formally engaged J. P. Morgan Securities Inc. ("JPMorgan") as our financial advisor to assist us in connection with a possible combination of our two classes of common stock.

         On February 26, 2002, our board of directors formally considered and authorized a proposal to combine our Class A common stock and Class B common stock into a single class of common stock on a one share-for-one share basis by amending our certificate of incorporation. At this meeting, JPMorgan made a presentation to our board and rendered its opinion that, as of February 26, 2002 and subject to and based on the considerations described in its opinion, the one-to-one exchange ratio was fair, from a financial point of view, to the holders of our Class A and Class B common stock. The full text of JPMorgan's opinion is attached as Annex B to this proxy statement. Also see the section entitled "Fairness Opinion" below.

REASONS FOR THE AMENDMENT; FACTORS CONSIDERED

         In authorizing the Amendment and recommending that our stockholders approve it, our board of directors considered the following benefits that may result from the elimination of the dual-class common stock structure:

             o    our capital structure would be simplified;

             o potential investor confusion resulting from our dual-class structure would be reduced;

             o the liquidity and trading efficiencies of our common stock would potentially increase;

             o flexibility to structure transactions using our common stock would improve; and

             o certain administrative expenses of the dual-class structure would be reduced.

         Our board of directors also considered the following factors in connection with its approval and recommendation of the Amendment:

             o the opinion of JPMorgan that, as of February 26, 2002 and subject to and based on the considerations described in such opinion, the one-to-one exchange ratio was fair, from a financial point of view, to the holders of our Class A and Class B common stock;

             o the holders of the Class A and Class B common stock have the same economic rights with the special voting rights for the election of directors representing the only material difference in our Class A and Class B common stock;

             o in a merger or reorganization transaction, each holder of a share of Class A common stock and each holder of a share of Class B common stock would be entitled to receive the same kind and amount of shares, securities or other property, except that the holders of our Class A and Class B common stock could be offered different kinds of shares if the only difference would be the special voting rights for the election of directors;

             o the effect on future elections of directors that will result from the Amendment, as more fully described in the section below entitled "Certain Effects of the Amendment;"

             o the historical trading prices and trading volume differentials of our Class A and Class B common stock;

             o the historical trading price and trading volume differentials between the two classes of stock of other companies with dual-class capital structures;

             o the exchange ratios adopted by other companies that have eliminated their dual-class structures;

             o the trend of publicly held companies away from dual-class capital structures, consistent with the policies of the New York Stock Exchange and the other major stock exchanges in favor of one-vote, one-share common stock capitalization;

             o the Amendment is not expected to result in taxable income to the holders of our Class A and Class B common stock or the company; and

             o as discussed above in the section entitled "Background of Our Dual-Class Structure," the expiration of the time period during which we represented to the IRS that there would be no change in the special voting rights for the election of directors.

         In authorizing and recommending the approval of the Amendment, our board of directors considered the enumerated factors and potential benefits set forth above as a whole and did not quantify or otherwise assign relative weights to the different factors or potential benefits. Although one of the potential benefits that our board considered was the administrative cost savings that may result from a simplified capital structure, we cannot assure you that the reclassification of our shares of Class A common stock into shares of our Class B common stock will result in any material cost savings. We also cannot assure you when or if the other potential benefits will be realized.

CERTAIN EFFECTS OF THE AMENDMENT

         If the Amendment is approved and filed, each share of our outstanding Class A common stock will automatically be converted into one share of our Class B common stock. After the effective date, the holders of our Class B common stock will vote with the holders of our outstanding preferred stock for the election of all directors. The Amendment will also have the following effects, among others, on the holders of our Class A and Class B common stock and on the company:

     Voting Power of Holders of Our Class A and Class B Common Stock

             o    Elections of Directors

         Currently, the holders of our Class B common stock elect at least 80% of our directors and are entitled to cast 100% of the votes entitled to be cast in such elections. The holders of our Class A common stock currently vote with the holders of our outstanding preferred stock to elect the remainder of our directors. As of March 14, 2002, holders of our Class A common stock were entitled to cast approximately 97.7% of the votes entitled to be cast in such elections and the holders of our preferred stock were entitled to cast 2.3% of the votes. As further discussed in the section of the proxy statement entitled Election of Directors, under Rio Tinto's agreement with us, Rio Tinto has the right to nominate certain directors. As a result of Rio Tinto's beneficial ownership of 23.9 million shares of our Class A common stock, two of our directors are selected by Rio Tinto and both serve as Class A directors.

         After the effective date, the current holders of our Class A common stock, as new holders of our Class B common stock, and the current holders of our Class B common stock will vote together with the holders of our outstanding preferred stock for the election of all of our directors. Thus, after the effective date, the holders of our preferred stock will vote in the election of all of our directors with the holders of our Class B common stock. Based on the shares outstanding as of March 14, 2002, immediately after the effective date, the current holders of our Class A common stock, as new holders of our Class B common stock, and the current holders of our Class B common stock will be entitled to cast approximately 38.2% and 60.9%, respectively, of the votes entitled to be cast for the election of directors. The holders of our preferred stock will be entitled to cast approximately 0.9% of the votes entitled to be cast for the election of directors. After the effective date, Rio Tinto will continue to have the right to nominate directors based on its aggregate percentage ownership of our Class B common stock. See Election of Directors.

             o    All Other Matters

         As to all other matters on which our stockholders are entitled to vote, the Amendment will have no impact on the voting power of holders of our Class A and Class B common stock. On such matters, the holders of our Class A and Class B common stock are currently entitled to cast approximately 38.5% and 61.5%, respectively, of the votes entitled to be cast. After the effective date, the current holders of our Class A common stock, as new holders of our Class B common stock, and the current holders of our Class B common stock will be entitled to cast approximately 38.5% and 61.5%, respectively, of the votes entitled to be cast based on the shares outstanding as of March 14, 2002.

         Equity Interest of Holders of Our Class A and Class B Common Stock

         In addition, the Amendment will have no impact on the equity interest of holders of our Class A and Class B common stock. The shares held by the holders of our Class A and Class B common stock currently represent 38.5% and 61.5%, respectively, of our total outstanding common stock. After the effective date, the shares of our Class B common stock received by the current holders of our Class A common stock pursuant to the Amendment and the Class B shares held by our current Class B stockholders will represent approximately 38.5% and 61.5%, respectively, of our outstanding common stock based on the shares outstanding as of March 14, 2002.

         Our Capitalization

         The Amendment will have no impact on our total outstanding shares of common stock. As of March 14, 2002, we had [144,151,813] shares of common stock outstanding, consisting of [55,567,714] shares of Class A common stock and [88,584,099] shares of Class B common stock. After the effective date, we will have [144,151,813] shares of our Class B common stock outstanding. In addition, the Amendment will involve no increase in our total number of authorized shares of common stock. The Amendment authorizes the issuance of an additional 211.8 million shares of our Class B common stock, which is the number of shares of our Class A common stock currently authorized by our certificate of incorporation.

         Market Price of Our Common Stock

         After the effective date, the market price of shares of our Class B common stock will depend, as before the Amendment, on many factors, including our future performance, general market conditions and conditions in the industry in which we operate. Accordingly, we cannot predict the price at which our Class B common stock will trade following the Amendment, just as we could not predict the prices at which our Class A common stock and Class B common stock would trade absent the Amendment. On March __, 2002, the per-share closing prices of our Class A common stock and Class B common stock on the New York Stock Exchange were $_____ and $_____, respectively.

         NYSE Listing of Our Common Stock

         After the effective date, the shares of our Class B common stock, including the additional shares of our Class B common stock issued pursuant to the Amendment, will continue to be listed on the New York Stock Exchange under the symbol "FCX." We will cause our Class A common stock to be delisted from the NYSE after the effective date.

         Our Operations

         The Amendment will have no impact on our operations.

     Resale of New Common Stock

         Shares of our Class B common stock issued pursuant to the Amendment, other than any shares issued to "affiliates" of the company within the meaning of the Securities Act of 1933, may be sold in the same manner as the Class A common stock converted pursuant to the Amendment without registration under the Securities Act.

Affiliates of the company will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

     Stock Options and Our Other Stock-Based Awards

         In order to appropriately account for reclassifying the Class A common stock into Class B common stock, we will cause each option to purchase shares of our Class A common stock to become an option to purchase shares of our Class B common stock. Our other stock-based awards will also be adjusted appropriately.

     Step-Up Convertible Preferred Stock

         After the effective date, our Step-Up Convertible Preferred Stock, which is currently convertible into shares of our Class A common stock, will be convertible into shares of our Class B common stock at the same conversion price.

     Convertible Senior Notes

         After the effective date, our convertible senior notes, which are currently convertible into shares of either our Class A or Class B common stock, will only be convertible into shares of our Class B common stock.

     Rights Agreement

         Under our stockholder rights agreement, each outstanding share of our Class A and Class B common stock currently includes an associated preferred stock purchase right. These rights trade with our outstanding shares of Class A and Class B common stock. The rights become exercisable upon the acquisition by a person or affiliated group of 20% or more of our outstanding Class A or Class B common stock or the commencement or announcement of a tender offer which, if consummated, would result in the acquisition of 20% or more of our outstanding Class A or Class B common stock.

         After the effective date, each share of our Class B common stock issued pursuant to the Amendment will include an identical associated preferred stock purchase right that will trade with such shares. As with the rights included with the currently outstanding shares of our Class B common stock, these rights will become exercisable upon the acquisition by a person or affiliated group of 20% or more of our outstanding Class B common stock or the commencement or announcement of a tender offer which, if consummated, would result in the acquisition of 20% or more of our outstanding Class B common stock.

DIFFERENCES BETWEEN OUR CLASS A AND CLASS B COMMON STOCK

         The current rights and privileges of our Class A and Class B common stock are set forth in Article Fourth of our certificate of incorporation. Except for differences regarding the special voting rights for the election of our directors and related rights (i.e., filling of director vacancies), the rights and privileges of holders of our Class A common stock are identical to the rights and privileges of holders of our Class B common stock.

         Holders of our Class B common stock currently vote for the election of at least 80% of our directors; our remaining directors are elected by the holders of our Class A common stock voting with the holders of our outstanding preferred stock. Any vacancy in the office of a director elected by the holders of our Class B common stock may be filled by the vote of our Class B common stockholders. Similarly, any vacancy in the office of a director elected by the holders of our Class A common stock and preferred stock may be filled by the vote of our Class A common stockholders and preferred stockholders, voting together.

         After the effective date, the current holders of our Class A common stock, as new holders of our Class B common stock, and the current holders of our Class B common stock will vote with the holders of our outstanding preferred stock for the election of all of our directors. Moreover, any vacancy in the office of a director may be filled by the vote of the current holders of our Class A common stock, as new holders of our Class B common stock, the current holders of our Class B common stock and our preferred stockholders, voting together as a class.

FAIRNESS OPINION

         Pursuant to an engagement letter dated January 31, 2002, we retained J.P. Morgan Securities Inc. ("JPMorgan") to render an opinion to our board of directors as to the fairness, from a financial point of view, of the exchange ratio to be used in reclassifying our Class A common stock into our Class B common stock (the "transaction"). At the February 26, 2002 meeting of our board of directors, JPMorgan rendered to our board an oral opinion, which was confirmed in writing as of the same date, to the effect that as of that date and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the one-for-one exchange ratio pursuant to the proposed reclassification transaction was fair to both the holders of our Class A and Class B common stock.

         THE FULL TEXT OF JPMORGAN'S OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY JPMORGAN IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. THE OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. JPMORGAN PROVIDED ITS OPINION TO OUR BOARD OF DIRECTORS FOR ASSISTANCE IN CONNECTION WITH ITS CONSIDERATION OF THE PROPOSED RECLASSIFICATION TRANSACTION, AND THE OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF OUR CLASS A AND CLASS B COMMON STOCK AS OF THE DATE OF THE OPINION. THE OPINION WAS ONE OF SEVERAL FACTORS TAKEN INTO CONSIDERATION BY OUR BOARD IN AUTHORIZING THE RECLASSIFICATION TRANSACTION. THE OPINION DOES NOT CONSTITUTE AN OPINION AS TO THE PRICES AT WHICH OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK WILL ACTUALLY TRADE AT ANY TIME AND THE OPINION DOES NOT ADDRESS THE RELATIVE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF OUR COMMON STOCK. FURTHERMORE, THE OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE RECLASSIFICATION TRANSACTION COMPARED TO OTHER BUSINESS STRATEGIES CONSIDERED BY OR AVAILABLE TO OUR BOARD, NOR DOES IT ADDRESS OUR BOARD'S DECISION TO PROCEED WITH THE RECLASSIFICATION TRANSACTION. THE OPINION IS NOT A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE RECLASSIFICATION TRANSACTION OR ANY OTHER MATTER AND SHOULD NOT BE RELIED UPON BY ANY STOCKHOLDER AS SUCH. THIS SUMMARY OF JPMORGAN'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS ANNEX B.

         In rendering its opinion, JPMorgan, among other things:

             o reviewed our certificate of incorporation and bylaws as they relate to the rights and privileges of our Class A and Class B common stock and held discussions with our outside counsel regarding such rights and privileges;

             o reviewed the historical trading performance and trading liquidity of both classes of our common stock;

             o reviewed the historical trading performance and trading liquidity for other dual-class companies;

             o compared the financial terms of the proposed transaction and the exchange ratio to be used in the transaction with the publicly available financial terms of selected recent reclassification transactions that JPMorgan deemed relevant and the exchange ratios used in such transactions;

             o reviewed the historical trading performance, trading liquidity and post-announcement stock price performance for securities in such relevant reclassification transactions; and

             o performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purpose of its opinion.

         In addition, JPMorgan held discussions with certain members of our management with respect to the original creation of our dual-class common stock structure, certain aspects of the transaction and the strategic and other reasons behind our decision to propose the transaction. JPMorgan was not requested to, and did not, provide advice concerning the structure, the specific exchange ratio, or any other aspect of the transaction, and JPMorgan did not provide any services other than the delivery of its opinion.

         In rendering its opinion, JPMorgan relied upon and assumed, without assuming any responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by us or otherwise reviewed by or for it. JPMorgan did not conduct any valuation or appraisals of any of our assets or liabilities, nor were any such valuations or appraisals provided to it. JPMorgan also assumed that the transaction would qualify as a tax-free exchange and recapitalization for United States federal income tax purposes. JPMorgan noted that it is not a legal or tax expert and relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of our legal and tax advisors with respect to the legal and tax matters related to the transaction.

         The JPMorgan opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Subsequent developments may affect its opinion and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. The JPMorgan opinion is limited to the fairness, from a financial point of view, to the holders of our Class A common stock and Class B common stock of the exchange ratio in the transaction. JPMorgan has not expressed any opinion as to the underlying decision by us to engage in the transaction. JPMorgan also has not expressed any opinion as to the price at which our Class A common stock or Class B common stock will trade at any future time.

         The following is a brief summary of the analyses JPMorgan performed in connection with preparing its fairness opinion:

         Historical Trading Analysis of our Class A and Class B Common Stock. JPMorgan reviewed the historical trading performance and the trading liquidity of our Class A and Class B common stock. This analysis included the examination of the percentage by which the daily closing price per share of our Class A common stock traded at a premium or a discount to the daily closing price per share of our Class B common stock. The trading premium or discount was calculated for all trading days between July 11, 1995, when our Class A common stock first began trading, to February 8, 2002. For the period from July 11, 1995 to February 8, 2002, our Class A common stock had an average trading discount of 5.3% relative to our Class B common stock. For the five-year, three-year and one-year periods, each ending February 8, 2002, our Class A common stock had average trading discounts of 6.0%, 6.9% and 8.2%, respectively, relative to our Class B common stock.

         JPMorgan also analyzed the ratio of the average daily trading volume of our Class B common stock traded relative to the average daily trading volume of our Class A common stock, which is referred to as the relative trading liquidity. For the period from July 11, 1995 to February 8, 2002, the relative trading liquidity was 2.9 times. For the five-year, three-year and one-year periods, each ending February 8, 2002, the relative trading liquidity was 3.9 times, 5.5 times and 7.8 times, respectively.

         Analysis of Publicly Traded Companies with Dual-Class Capital Structures. JPMorgan identified and analyzed a group of companies that, as of the time of the analysis, had two classes of publicly traded common stock with different voting rights and had market capitalizations of equal to or greater than $750 million. The companies included in the analysis were classified into two groups as follows:

             o companies where the high vote shares had greater trading liquidity than the low vote shares, and

             o companies where the low vote shares had greater trading liquidity than the high vote shares.

         The analysis indicated that in the cases where the high vote shares had higher trading liquidity, the low vote shares traded at average trading discounts relative to the high vote shares of 7.7%, 16.7% and 14.1% for the one year, three years and five years periods, each ending February 8, 2002, respectively. In cases where the low vote shares that had greater trading liquidity, the low vote shares traded at average trading premiums relative to the high vote shares of 1.3%, 0.9% and 0.9% for the one year, three years and five years periods, each ending February 8, 2002, respectively. For the one year, three year and five year periods, each ending February 8, 2002, shares of our Class A common stock traded at average trading discounts relative to shares of our Class B common stock of 8.2%,

6.9% and 6.0%, respectively. JPMorgan noted that unlike many companies in its sample, the special voting rights with respect to our Class A and Class B common stock related to the election of directors only.

         Analysis of Historical Reclassification Transactions. JPMorgan identified and analyzed selected reclassification transactions involving companies whose high vote shares had higher trading liquidity than their low vote shares.

         In each selected reclassification transaction, two classes of a single company with differential voting rights were reclassified or combined into a single class of common stock. JPMorgan noted that the ratio of new shares received by both classes of common stock in each of the selected transactions was one-for-one. In one transaction, the high vote shareholders received a one time special dividend equal to approximately 7.0% of the high vote share price the day prior to announcement. For these selected reclassification transactions, the average trading discount for the low vote shares relative to the high vote shares over the one year, three years and five years periods, each ending the day prior to the public announcement of the reclassification transactions, was 5.4%, 4.7% and 5.9%, respectively.

         JPMorgan also analyzed the post-announcement stock price performance of the high and low vote shares of the companies that engaged in these selected reclassification transactions. On average, the market trading prices of the high vote shares increased 1.9% and the market trading prices of the low vote shares increased 4.1% on the trading day immediately upon the announcement of the reclassification transactions. JPMorgan noted that the post announcement trading performance in previous reclassification transactions has no bearing on how our Class A and Class B common stock may trade upon the announcement of our proposed reclassification transaction.

         JPMorgan performed a variety of financial and comparative analyses for purposes of rendering its opinion. The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, JPMorgan considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, JPMorgan believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion.

         Our board of directors selected JPMorgan as its financial advisor because of its reputation as an internationally recognized investment banking and advisory firm with experience in transactions similar to the proposed transaction and because JPMorgan is familiar with our company and our business. As part of its investment banking and financial advisory business, JPMorgan is continually engaged in structuring and executing a wide range of domestic and international transactions, including acquisitions, divestitures, mergers, joint ventures, corporate restructurings, leveraged buyouts, defenses against unsolicited takeover attempts, recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

         JPMorgan provides a full range of financial advisory and securities services and in the past, JPMorgan and its affiliates have provided financial advisory and financing services for us and our affiliates and received fees for the rendering of such services and also may provide such services to us and our affiliates in the future for which they would expect to receive fees. Certain JPMorgan affiliates have outstanding loans to us. In addition, in the course of their business, JPMorgan and its affiliates may actively trade the debt and equity securities of our company for their own accounts or for the accounts of their customers and, accordingly, may at any time hold long or short positions in such securities.

         Pursuant to our engagement letter with JPMorgan, we agreed to pay JPMorgan a customary fee upon the delivery of its opinion. We also agreed to reimburse JPMorgan for its reasonable out-of-pocket expenses incurred in connection with the engagement, including attorneys' fees, and to indemnify JPMorgan and its related parties from and against certain liabilities, including liabilities under the federal securities laws.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is summary information as of February 26, 2002 with respect to

             o the amount of our Class A and Class B common stock (excluding stock-based awards) that our directors and executive officers beneficially own; and

             o the amount of stock-based awards (i.e., stock options, restricted stock units and stock appreciation rights) relating to our Class A and Class B common stock that each of our directors and executive officers hold.

As noted below, Rio Tinto, which has two director representatives on our board, beneficially owns 43.1% of our outstanding Class A common stock. Another of our directors beneficially owns 3.4% of our outstanding Class A common stock. For further information, see the section of the proxy statement entitled "Stock Ownership of Directors and Executive Officers."

     Class A Common Stock

             o    STOCK OWNERSHIP (EXCLUDING STOCK-BASED AWARDS)

                  o Messrs. Clifford and Groeneveld are executive officers of Rio Tinto and currently serve on our board as Rio Tinto's nominees. See the section of the proxy statement entitled "Election of Directors." Rio Tinto beneficially owns 23,931,100 shares of our Class A common stock, representing 43.1% of our outstanding Class A common stock.

                  o Another of our directors, Robert W. Bruce III, beneficially owns 1,890,000 shares of our Class A common stock, representing 3.4% of our outstanding Class A common stock.

                  o Our remaining directors and executive officers as a group beneficially own 205,908 shares of our Class A common stock, representing 0.4% of our outstanding Class A common stock.

             o    STOCK OPTIONS

                  o None of our non-employee directors hold stock options relating to our Class A common stock.

                  o Our three executive officers hold stock options relating to an aggregate of 1,322,500 shares of our Class A common stock, none of which are currently exercisable and all of which are scheduled to vest over the next four years.

             o    RESTRICTED STOCK UNITS

                  o None of our directors hold restricted stock units relating to our Class A common stock.

                  o One of our executive officers holds restricted stock units relating to 133,291 shares of our Class A common stock, which are scheduled to vest over the next three years.

             o STOCK APPRECIATION RIGHTS -- None of our directors or executive officers hold stock appreciation rights relating to our Class A common stock.

     Class B Common Stock

             o STOCK OWNERSHIP (EXCLUDING STOCK-BASED AWARDS) -- Our directors and executive officers as a group beneficially own 1,743,282 shares of our Class B common stock, representing 2.0% of our outstanding Class B common stock.

             o    STOCK OPTIONS

                  o Our non-employee directors hold stock options relating to an aggregate of 723,752 shares of our Class B common stock, of which 458,752 are currently exercisable and the remainder are scheduled to vest over the next three and one-half years.

                  o Our executive officers hold an aggregate of 8,797,050 options relating to our Class B common stock, of which 6,659,550 are currently exercisable and the remainder are scheduled to vest over the next four years.

             o RESTRICTED STOCK UNITS - None of our directors or executive officers hold restricted stock units relating to our Class B common stock.

             o    STOCK APPRECIATION RIGHTS

                  o Our non-employee directors hold stock appreciation rights relating to 474,484 shares of our Class B common stock, of which 300,750 are currently exercisable and the remainder are scheduled to vest over the next three and one-half years.

                  o None of our executive officers hold stock appreciation rights relating to our Class B common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         We have summarized below certain federal income tax consequences of the Amendment based on the Internal Revenue Code of 1986, as amended and currently in effect. This summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances. In addition, this summary is included for general information purposes only and is not intended to constitute advice regarding the federal income tax consequences of the Amendment. You are urged to consult your own tax advisor with respect to the tax consequences of the Amendment, including tax reporting requirements and tax consequences under state, local or foreign law.

         We believe that the reclassification of shares of our Class A common stock into shares of our Class B common stock pursuant to the Amendment will be treated as a tax-free exchange under Section 1036 of the Code and as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. As a result of the Amendment,

             o no gain or loss will be recognized for federal income tax purposes by the holders of our Class A common stock upon the reclassification and conversion of their shares of our Class A common stock into shares of our Class B common stock;

             o the basis of the Class B common stock received by a Class A stockholder will be the same as the stockholder's aggregate basis in the Class A common stock surrendered therefor;

             o the holding period of the Class B common stock received by a Class A stockholder will include such stockholder's holding period for the Class A common stock surrendered therefor, provided that each share of Class A common stock was held by such stockholder as a capital asset as defined in Section 1221 of the Code on the effective date of the Amendment; and

             o no gain or loss will be recognized for federal income tax purposes by the company upon the reclassification and conversion of shares of our Class A common stock into shares of our Class B common stock.

ACCOUNTING CONSIDERATIONS

         Management currently expects that the Amendment will not have any material effect on our earnings or book value per share.

CLASS A AND CLASS B COMMON STOCK CERTIFICATES

         If the Amendment is approved and filed, your certificates representing shares of our Class A common stock will represent an equal number of shares of our Class B common stock. ACCORDINGLY, IT WILL NOT BE NECESSARY FOR RECORD HOLDERS OF OUR CLASS A COMMON STOCK HOLDING CERTIFICATED SHARES TO EXCHANGE THEIR EXISTING CERTIFICATES FOR NEW CERTIFICATES. However, such holders may at any time after the effective date exchange their existing certificates for certificates representing shares of our Class B common stock by contacting our transfer agent.

RESERVATION OF RIGHTS

         Our board of directors reserves the right to abandon the Amendment without further action by our Class A and Class B common stockholders at any time before the filing of the Amendment with the Delaware Secretary of State, even if the Amendment has been approved by our Class A and Class B common stockholders at the meeting. We further reserve the right to make such immaterial changes to the Amendment as our officers executing the Amendment may approve, without further action by our Class A and Class B common stockholders.

APPRAISAL RIGHTS

         Dissenting holders of our Class A common stock and Class B common stock do not have appraisal rights under Delaware state law or under our certificate of incorporation or bylaws in connection with the Amendment.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

         Approval of the Amendment requires (1) the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock, voting as a separate class, and (2) the affirmative vote of the holders of a majority of the outstanding shares of our Class B common stock, voting as a separate class. Proxies solicited by our board of directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

           OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

         Two stockholders have each advised the company of their intention to present a proposal at the meeting. In accordance with applicable proxy regulations, the two proposals and supporting statements are set forth below. Approval of these proposals would require the affirmative vote of a majority of the shares of our Class A and Class B common stock present in person or by proxy, voting together as a single class.

         Upon request, we will provide the names and addresses of the proponents of these stockholder proposals and the number of shares of our Class A and Class B common stock that they hold. In each case the proponent holds less than 50,000 shares of our common stock. Requests may be sent to the Corporate Secretary, Freeport-McMoRan Copper & Gold Inc., 1615 Poydras Street, New Orleans, Louisiana 70112, or submitted by calling (504) 582-4000.

STOCKHOLDER PROPOSAL 1

         RESOLVED: That the stockholders of Freeport-McMoRan Copper & Gold, Inc., hereby request that the Board of Directors take the needed steps to provide that, at future elections of directors, new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis.

                                     REASONS

Strong support was shown at the last annual meeting when 54.54%*, 62,292,641 shares, approved this proposal. The real significance of this vote is reflected in the shares held, controlled, or directed by insiders where directors were in unanimous opposition to the proposal. The Board and executive management were essentially voting to entrench themselves.

Classification of the Board of Directors is not in the best interest of Freeport-McMoRan Copper and Gold, Inc., and its shareholders. This proponent believes that it makes a Board less accountable to shareholders when directors do not stand for election each year insulating directors and senior management from the impact of poor performance.

           ACCOUNTABILITY TO SHAREHOLDERS SHOULD START WITH DIRECTORS
                       SHOWING UP FOR THE ANNUAL MEETING.

For the third consecutive year, Mr. Moffett and all directors failed to attend the annual meeting of shareholders.

         "Shareholders who turned up for the annual meeting of Freeport-McMoRan Copper and Gold this month in Wilmington, Del., never had a chance to hear James R. Moffett, the chief executive, discuss the company's performance or a proposal, from a fellow stockholder, to change the way board members are elected. Mr. Moffett didn't bother to show up. Neither did any other director."
                       THE NEW YORK TIMES -- May 13, 2001

If you are appalled as we are, by this company's indifference and lack of accountability to shareholders, please vote to have the performance of all directors measured annually.

Last year the holders of more than 18% of the FCX class B common shares cast, withheld their vote from each of four director nominees elected. In Mr. Moffett's case, 24.70% of the FCX class B common votes cast, were withheld from his election.

Freeport directors adhere to a double standard by accepting votes for their own election while rejecting a proposal adopted by the same shareholders.

Success builds upon success and your favorable vote will help build upon the 54.54%* approval rate established last year.

PLEASE MARK YOUR PROXY IN FAVOR OF THIS PROPOSAL; otherwise, it is automatically cast as a vote against even if you abstain.

* 54.54% of the yes/no votes cast.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL 1

         At the annual meeting held in May 2001, the stockholders adopted a proposal requesting the board of directors take those steps necessary to provide for the annual election of all directors. The proposal was approved by 53.93% of the total votes cast, which represented 43.28% of the total shares outstanding. Our nominating committee and our board of directors have carefully considered both the proposal to declassify the board and the stockholder vote on that proposal. For the reasons stated below, our board of directors continues to believe that this proposal is not in the best interests of the company or our stockholders.

         We have had a "classified" board of directors since 1995. Our board members are divided into three classes serving staggered three-year terms, with one class being elected each year. We believe that a classified board is advantageous to the company and our stockholders and that our view is shared by most publicly held corporations, as 63% of the corporations included in the S&P 500 index currently have classified boards.

         o We believe that a classified board reduces the vulnerability of the company to potentially abusive takeover tactics and encourages potential acquirers to negotiate with our board. A classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, positions the incumbent board to act to maximize the value of a potential acquisition to all stockholders by giving the company time and bargaining power to negotiate and consider alternative proposals.

         o Further, the classified board structure encourages a long-term focus rather than a solely short-term focus in the company's strategic direction and management. Each member of our board brings valuable knowledge and experience to the company and a majority of our directors at any given time will have prior experience as directors of the company and will be familiar with our business strategies and operations.

         o We also believe that directors who are elected to three-year terms are just as accountable to stockholders as directors who are elected on an annual basis. Directors have fiduciary duties that do not depend on how often they are elected. In addition, we believe that there is little evidence to indicate that electing directors to either annual or staggered terms directly influences stock performance.

         Finally, stockholders should be aware that approval of this proposal would not declassify the board. To declassify the board, the board must propose to the stockholders an amendment to the relevant section of the certificate of incorporation, following which 66 2/3% of the total outstanding shares of common stock must approve the proposed amendment.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

STOCKHOLDER PROPOSAL 2

            ELECTION OF SHAREHOLDERS TO ADVISE COMPENSATION COMMITTEE

RESOLVED: Beginning in 2003, the Board of Directors is requested to take the steps necessary to provide shareholders, at their annual meeting, the opportunity to elect three of their members to serve as advisors to the Compensation Committee. The elected advisors shall serve as a liaison between the Shareholders and the Compensation Committee. The Advisors shall attend Compensation Committee meetings, and they shall advise and make recommendations regarding salaries, benefits, incentive compensation, and retirement compensation of executive officers, directors, and key employees of the Company, including transactions involving the Board of Directors. They will provide written recommendations to the Board of Directors regarding management compensation, and they shall report to shareholders at the Annual Meeting.

Their term of advisement shall be for one year, from annual meeting to annual meeting. They shall receive the same compensation for meetings attended as committee members.

                   SUPPORTING STATEMENT FOR ELECTING ADVISORS

         It is important to shareholders that the Directors and Executive Officers of our Company be compensated fairly for their leadership and service. Providing incentives and a "just right" amount of compensation for executives is a very difficult task for the Compensation Committee. Shareholder Advisors would assist the Committee by providing objective input and a shareholder perspective.

         SEVERAL REASONS SEEM TO WARRANT THE ELECTION OF ADVISORS TO ASSIST WITH COMPENSATION AND BENEFIT RECOMMENDATIONS.

1. Bonuses and incentive compensation for executive officers are often skewed beyond reasonable and appropriate incentives for outstanding job performance. From 1999 through 2000, Freeport's Chairman of the Board James R. Moffett received nearly $8 million in salary, bonus, and other annual compensation.

However, since the last quarter of 1997, the price of FCX stock has dropped from above $25/share to $10/share by the end of 1998 and on 1 May 1999 to below $10/share. Freeport's own 2000 proxy statement (p. 21) shows that since 1996 FCX stock has dramatically under performed both the S&P 500 Stock Index and the Dow Jones Other Non-Ferrous Metals Group Index. Thus, there is no relationship between Executive Officer Compensation and performance, nor is this compensation consistent with the Corporate Personnel Committee's policy as set out on p. 17 of the 2000 proxy statement.

2. In 2000, six out of fifteen Board of Directors received fees and benefits ranging from $60K to 348K, which far exceeds the $25,000 annual fee for serving on the board. Thus, 40% of the Board of Directors, in effect, also are hired to provide consulting services with no accounting to shareholders. This is a conflict of interest with their duties toward the shareholders. Advisors could provide objective input into compensation and benefit recommendations for Directors and for Executive Officers. The recommendations of Advisors for compensation and benefits of Directors and Executive Officers would be from a Shareholder perspective.

3. Shareholder value and Executive compensation are not in balance. Executive pay is growing much faster than dividend payout (which has been eliminated) and stock value. We need a better compensation and value balance.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL 2

         We believe that our Corporate Personnel Committee is best suited to determine the compensation of our executive officers. The committee is composed of five independent directors, all of whom are also stockholders of the company. As directors, the members of the committee are committed to excellent relations with our stockholders. Our stockholders may and do express their thoughts, questions or concerns to the committee as well as the full board throughout the year by phone, letter and e-mail.

         The scope and nature of the powers and obligations of the proposed stockholder advisory positions are vague and ill-defined, and the positions would be needlessly cumbersome and bureaucratic additions to the company's management. For example, the extent to which the advisors would participate in the proceedings of our board and the committee is not addressed in the proposal. Moreover, the advisors' activities outlined in the proposal would duplicate the existing efforts and activities of our board and management in communicating with our stockholders and keeping them informed about the business and affairs of the company. We believe that the proposed stockholder advisory positions are likely to interfere with and reduce the efficiency of management, and would also result in increased costs with no benefit to our stockholders.

         The Corporate Personnel Committee Report on Executive Compensation, which we include in our proxy statement each year, presents an extensive discussion of the factors that the committee considers in determining the compensation of our executive officers. As stated in this year's report, the committee's primary goal is to attract and retain the highest level of executive talent. To accomplish this goal, the committee targets the company's executive compensation levels in the top quartile of comparable companies so as to provide an appropriate amount of compensation to our executives as well as proper incentives for outstanding job performance. The committee also engages professional independent compensation advisors.

         Our stockholders elect our directors and thus they are fully accountable to the stockholders. Moreover, all directors have fiduciary duties irrespective of any arrangement with the company. We fully disclose in our proxy statements all arrangements pursuant to which any of our directors are compensated as directors and for other services to the company (See "Director Compensation" and "Certain Transactions" above). We do not believe that any of the current arrangements with directors creates a conflict with their duties to our stockholders.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL.

FINANCIAL INFORMATION

         A copy of our 2001 annual report accompanies this proxy statement. The financial statements which are included in our 2001 annual report are incorporated herein by reference. Additional copies of our 2001 annual report and copies of our annual report to stockholders on Form 10-K for the year ended December 31, 2001 (except for exhibits, unless the exhibits are specifically incorporated by reference) are available without charge upon request. You may request copies by writing or calling us at:

                       Freeport-McMoRan Copper & Gold Inc.
                               1615 Poydras Street
                          New Orleans, Louisiana 70112
                          Attention: Investor Relations
                                 (504) 582-4000

                                                                         ANNEX A

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                       FREEPORT-MCMORAN COPPER & GOLD INC.


         Freeport-McMoRan Copper & Gold Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Corporation was originally incorporated under the name "Freeport-McMoRan Mineral Holdings Inc." The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on November 10, 1987.

2. Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), the amendments to the Corporation's Certificate of Incorporation contained herein have been duly adopted and declared advisable by resolution of the Board of Directors of the Corporation and have been approved by the affirmative vote of the holders of a majority of the outstanding Class A Common Stock of the Corporation, par value $0.10 per share (the "Class A Common Stock"), and the holders of a majority of the outstanding Class B Common Stock of the Corporation, par value $0.10 per share (the "Class B Common Stock), voting as separate classes, at the Corporation's annual meeting of stockholders held on May 2, 2002.

3. Pursuant to Section 245 of the DGCL, this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and (a) restates in their entirety the provisions of the Corporation's Certificate of Incorporation; (b) amends the Corporation's Certificate of Incorporation by adding those provisions approved by the holders of the outstanding Class A Common Stock and Class B Common Stock pursuant to Section 242 of the DGCL; and (c) provides for the deletion of provisions intentionally omitted in reliance upon Section 245(c) of the DGCL.

4. The Amended and Restated Certificate of Incorporation shall read as follows:

         FIRST:  The name of the corporation is Freeport-McMoRan Copper & Gold
Inc.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted are:

         (a) To enter into, maintain, operate and carry on the business of mining in all its branches in the United States of America and in any other part of the world, and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, smelt, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds, metallic and nonmetallic, including, but without in any way limiting the generality of the foregoing, antimony, barite, chromium, coal, cobalt, copper, gas, gold, iron, lead, molybdenum, nickel, oil, potash, salt, silica, sand, silver, sulphur, tantalum, tin, titanium, tungsten, uranium, zinc, and ores and concentrates thereof.

         (b) To purchase, locate, denounce or otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the United States of America or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the United States of America or in any other country.

         (c) To make, manufacture, treat, process, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediate or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference of the foregoing, all other products and substances of every kind, character and description.

         (d) To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: (a) Authorized Stock. The total number of shares of capital stock that the corporation shall have authority to issue is 473,600,000 shares, consisting of 50,000,000 shares of Preferred Stock, par value $0.10 per share, and 423,600,000 shares of Class B Common Stock, par value $0.10 per share. Of the authorized number of shares of Preferred Stock, 700,000 of such shares shall be a series of Preferred Stock designated as "Step-Up Convertible Preferred Stock"; 300,000 of such shares shall be a series of Preferred Stock designated as "Gold-Denominated Preferred Stock"; 215,279 of such shares shall be a series of Preferred Stock designated as "Gold-Denominated Preferred Stock, Series II"; 119,000 of such shares shall be a series of Preferred Stock designated as "Silver-Denominated Preferred Stock" (the Step-Up Convertible Preferred Stock, the Gold-Denominated Preferred Stock, the Gold-Denominated Preferred Stock, Series II, and the Silver-Denominated Preferred Stock together referred to herein as the "Existing Preferred Stock"); and 2,500,000 of such shares shall be a series of Preferred Stock designated as "Series A Participating Cumulative Preferred Stock."

         (b) Class B Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class B Common Stock shall be as follows:

                  (1) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to Section (c) of this Article FOURTH, and except as otherwise provided for herein, the holders of Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine.

                  (2) Voting. (A) With respect to the election of directors, holders of Class B Common Stock and holders of Voting Preferred Stock (as defined below), shall vote together for the election of members of the Board of Directors. Each share of Class B Common Stock and each share of Voting Preferred Stock shall have one vote in the election of directors. The "Voting Preferred Stock" means (i) each series of the Existing Preferred Stock, in each case so long as such series remains outstanding and (ii) any other series of Preferred Stock upon which the right to vote for directors pursuant to this Section (b)(2) has been conferred in accordance with Section (c)(6) of this Article FOURTH.

                      (B) Any director may be removed, with cause, by a vote of the holders of Class B Common Stock and the holders of Voting Preferred Stock, voting together.

                  (3) Vacancies; Increases or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director may be filled by a vote of holders of Class B Common Stock and holders of Voting Preferred Stock, voting together. Notwithstanding anything in this Section (b)(3) to the contrary, any vacancy in the office of a director may also be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set out in the by-laws. Any director elected to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section
         (b)(2)(B) of this Article FOURTH and this Section (b)(3). The Board of Directors may increase the number of directors and any newly-created directorship so created may be filled by the Board of Directors. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(2)(B) of this Article FOURTH and this Section (b)(3). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article FIFTH so as to maintain the number of directors in each class as nearly equal as possible.

         (c) Preferred Stock. The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between the different series in the following respects:

                  (1) The distinctive serial designation of such series;

                  (2) The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

                  (3) The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

                  (4) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

                  (5) The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the corporation;

                  (6) The voting rights of shares of such series;

                  (7) The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the corporation into which such shares may be converted; and

                  (8) Such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the State of Delaware.

         All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.

         The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Step-Up Convertible Preferred Stock shall be as set forth in Exhibit A attached hereto.

         The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Gold-Denominated Preferred Stock shall be as set forth in Exhibit B attached hereto.

         The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Gold-Denominated Preferred Stock, Series II shall be as set forth in Exhibit C attached hereto.

         The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Silver-Denominated Preferred Stock shall be as set forth in Exhibit D attached hereto.

         The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Series A Participating Cumulative Preferred Stock shall be as set forth in Exhibit E attached hereto.

         (d) General.

         (1) Except as otherwise required by law and except for such voting powers with respect to the election of directors as are provided for herein for the Existing Preferred Stock or as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series of Preferred Stock shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to this Amended and Restated Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock of the corporation irrespective of the provisions of Section 242(b)(2) of Delaware General Corporation Law.

         (2) No holder of stock of any series or class of stock of the corporation shall as such holder have under this Amended and Restated Certificate of Incorporation any preemptive or preferential right of subscription to any stock of any series or class of stock of the corporation or to any obligations convertible into stock of the corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof.

         (3) Except as otherwise stated in this Amended and Restated Certificate of Incorporation, the corporation may from time to time issue and dispose of any of the authorized and unissued shares of Class B Common Stock or Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services rendered. Any and all such shares of Class B Common Stock or Preferred Stock the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

         FIFTH: (a) Subject to such rights to elect additional directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, the number of directors of the corporation shall be fixed from time to time by the Board of Directors but shall not be less than five. The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") to hold office for a term expiring at the 2005 annual meeting of stockholders, another class ("Class II") to hold office for a term expiring at the 2003 annual meeting of stockholders, and another class ("Class III") to hold office for a term expiring at the 2004 annual meeting of stockholders, with the members of each class to hold office until their successors are elected and qualified. Directors shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         (b) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of Class B Common Stock shall be required to amend, alter, change or repeal this Article FIFTH.

         SIXTH: In furtherance and not in limitation of the powers conferred by law, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

         SEVENTH: The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Class B Common Stock shall be required for the approval or authorization of any Business Combination; provided, however, that the 66 2/3% voting requirement shall not be applicable if

         (a) the Board of Directors of the corporation by affirmative vote which shall include not less than a majority of the entire number of Continuing Directors (1) has approved in advance the acquisition of those outstanding shares of Class B Common Stock which caused the Interested Party to become an Interested Party or (2) has approved the Business Combination;

         (b) the Business Combination is solely between the corporation and one or more other corporations all of the common stock of each of which other corporations is owned directly or indirectly by the corporation or between two or more of such other corporations; or

         (c) the Business Combination is a merger or consolidation and the cash and/or fair market value of the property, securities or other consideration to be received per share by holders of Class B Common Stock in the Business Combination is at least equal to the highest price per share (after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by the Interested Party in acquiring any shares of Class B Common Stock on the date when last acquired or during a period of two years prior thereto.

         (d) For purposes of this Article SEVENTH:

                  (1) The terms "affiliate" and "associate" shall have the respective meanings assigned to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect on the Initial Filing Date.

                  (2) A person shall be deemed to be a "beneficial owner" of any Class B Common Stock

                           (A) which such person or any of its affiliates or
                  associates beneficially owns, directly or indirectly; or

                           (B) which such person or any of its affiliate or
                  associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

                           (C) which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Class B Common Stock.

                  (3) The term "Business Combination" shall mean (A) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (B) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, in which an Interested Party is involved, (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Party, (E) the issuance or transfer (in one transaction or a series of transactions) by the corporation or a subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary, which securities have a fair market value of $10,000,000 or more, or (F) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the corporation or such subsidiary.

                  (4) The term "Interested Party" shall mean and include (A) any individual, corporation, partnership, trust or other person or entity which, together with its affiliates and associates, is (or with respect to a Business Combination was within two years prior thereto) a beneficial owner of shares aggregating 20% or more of the outstanding Class B Common Stock or any class thereof, and (B) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party the number of shares deemed to be outstanding shall include shares deemed beneficially owned through application of subclause (B) of the foregoing clause (2) but shall not include any other shares of Class B Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (5) The term "Substantial Part" shall mean more than 10% of the fair market value of the total assets of the particular corporation.

                  (6) The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

                  (7) For the purposes of Section (c) of this Article SEVENTH, the term "other consideration to be received" shall include without limitation Class B Common Stock retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

         (e) The provisions of this Article SEVENTH shall be construed liberally to the end that the consideration paid to holders whose Class B Common Stock is acquired by an Interested Party in connection with a Business Combination to which Section (c) of this Article SEVENTH is applicable shall be not less favorable than that paid to holders of such Common Stock prior to such Business Combination. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law, nor shall anything herein be deemed to supersede any vote of holders of any series or class of stock other than Class B Common Stock that shall be required by law, by or pursuant to this Amended and Restated Certificate of Incorporation or by the by-laws of the corporation.

         (f) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the by-laws of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the by-laws of the corporation, the affirmative vote of the holders of 66 2/3% or more of the shares of the outstanding Class B Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

         EIGHTH: (a) A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

         (b) The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

         Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article EIGHTH.

         (c) The provisions of this Article EIGHTH shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any such capacity at any time while this Article EIGHTH is in effect. No repeal or modification of the foregoing provisions of this

Article EIGHTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

         The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                         ------------------------------


         Effective at 5:00 p.m. Eastern Time on the date of the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the "Effective Time"), each issued and outstanding share of the Class A Common Stock (including treasury shares) shall automatically be changed, reclassified, converted and thereafter constitute one share of the Class B Common Stock without any action on the part of the holder thereof. Upon the Effective Time, any certificates that, immediately prior to the Effective Time, represented shares of the Class A Common Stock, shall represent shares of the Class B Common Stock.

         Also upon the Effective Time, pursuant to Section 7(e) of the Certificate of Designations of Step-Up Convertible Preferred Stock of the corporation as in effect immediately prior to the Effective Time, each holder of an issued and outstanding share of Step-Up Convertible Preferred Stock shall have the right thereafter to convert such share into a number of shares of the Class B Common Stock equal to the number of shares of the Class A Common Stock into which such shares of Step-Up Convertible Preferred Stock might have been converted immediately prior to the Effective Time. Accordingly, the Certificate of Designations of Step-Up Convertible Preferred Stock has been revised to replace all references to Class A Common Stock with Class B Common Stock.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed in its corporate name by its duly authorized President and Chief Financial Officer on this ___ day of May, 2002.


                              FREEPORT-MCMORAN COPPER & GOLD INC.



                              By:
                                 ----------------------------------------
                                           Richard C. Adkerson
                                  President and Chief Financial Officer









     [The exhibits to this Amended and Restated Certificate of Incorporation have been intentionally omitted.]

                                                                         Annex B

                              [JPMorgan letterhead]

February 26, 2002

The Board of Directors
Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, LA 70112

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A Common Stock, par value $0.10 per share (the "Class A Stock") and the holders of Class B Common Stock, par value $0.10 per share (the "Class B Stock," together with the Class A Stock, the "Common Stock"), of Freeport-McMoRan Copper & Gold Inc. (the "Company") of the Exchange Ratio (as defined below) in a proposed reclassification transaction (the "Transaction") in which the Company would reclassify each outstanding share of Class A Stock into one share (the "Exchange Ratio") of Class B Stock.

In arriving at our opinion we have (i) reviewed the Company's certificate of incorporation and bylaws as they relate to the rights and privileges of both classes of Common Stock and held discussions with the Company's outside counsel regarding such rights and privileges; (ii) reviewed the historical trading performance and trading liquidity of both classes of Common Stock; (iii) reviewed the historical trading performance and trading liquidity for other dual-class companies; (iv) compared the financial terms of the Transaction and the Exchange Ratio with the publicly available financial terms of selected recent reclassification transactions that we deemed relevant and the exchange ratios used in such transactions; (v) reviewed the historical trading performance, trading liquidity and post-announcement stock price performance for securities in such relevant reclassification transactions; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purpose of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to the original creation of a dual class structure, certain aspects of the Transaction and the strategic and other reasons behind the decision of the Company to engage in the Transaction.

In giving our opinion, we have relied upon and assumed, without assuming any responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by or for us. We have not conducted any valuation or appraisals of any assets or liabilities, nor have any such valuations or appraisals been provided to us. We have also assumed that the Transaction will qualify as a tax-free exchange and recapitalization for United States federal income tax purposes. We note that we are not legal or tax experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of the Company's legal and tax advisors with respect to the legal and tax matters related to the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Common Stock of the Exchange Ratio in the Transaction and we express no opinion as to the underlying decision by the Company to engage in the Transaction. We are expressing no opinion herein as to the price at which the Class A Stock or the Class B Stock will trade at any future time and the opinion does not address the relative fairness of the consideration to be received by the holders of Common Stock.

JPMorgan was not requested to, and did not, provide any services with respect to the Transaction other than the delivery of this opinion; specifically, JPMorgan was not requested to, and did not, provide any advice concerning the structure, the specific Exchange Ratio, or any other aspect of the Transaction. We will receive a fee from the Company for the delivery of this opinion. In the past, JPMorgan has provided financing, advisory and other investment banking services to the Company, and certain of our affiliates have outstanding loans to the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account and for the accounts of customers, and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the Transaction is fair, from a financial point of view, to the holders of Common Stock.

This letter is provided for the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any holder of Class A Stock or Class B Stock as to how such holder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) publicly or to any third party for any purpose whatsoever except with our prior written approval; provided, however that this opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,


J.P. MORGAN SECURITIES INC.

                       FREEPORT-MCMORAN COPPER & GOLD INC.

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 2, 2002

         The undersigned hereby appoints James R. Moffett and Richard C. Adkerson, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 2, 2002, at 1:00 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

         If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                           (continued on reverse side)
--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                                                        Please mark
                                                        your votes as   [X]
                                                        indicated in
                                                        this example


YOU MAY SPECIFY YOUR VOTES BY MARKING THE APPROPRIATE BOXES ON THIS SIDE. YOU NEED NOT MARK ANY BOXES, HOWEVER, IF YOU WISH TO VOTE ALL ITEMS IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. IF YOUR VOTES ARE NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4 AND 5.

Your Board of Directors recommends a vote FOR Items 1, 2 and 3 below.



1. Election of the nominee for director:   Mr. Green

         FOR [ ]                WITHHOLD [ ]


2. Ratification of appointment of _________ as independent auditors.

         FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

3. Approval of the proposed amendment to the certificate of incorporation to reclassify our common stock into a single class of common stock.

         FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

Your Board of Directors recommends a vote AGAINST Items 4 and 5 below.


4. Stockholder proposal regarding the classification of the board of directors.

         FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

5. Stockholder proposal regarding the election of advisors to the compensation committee.

         FOR [ ]                AGAINST [ ]               ABSTAIN [ ]




        SIGNATURE(S)                                DATE:                ,2002
                     -----------------------------       ----------------



--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                       FREEPORT-MCMORAN COPPER & GOLD INC.

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 2, 2002

         The undersigned hereby appoints James R. Moffett and Richard C. Adkerson, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Copper & Gold Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 2, 2002, at 1:00 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

         If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE


                           (continued on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                            Please mark
                                                           your votes as    X
                                                            indicated in
                                                            this example

YOU MAY SPECIFY YOUR VOTES BY MARKING THE APPROPRIATE BOXES ON THIS SIDE. YOU NEED NOT MARK ANY BOXES, HOWEVER, IF YOU WISH TO VOTE ALL ITEMS IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. IF YOUR VOTES ARE NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4 AND 5.

Your Board of Directors recommends a vote FOR Items 1, 2 and 3 below.

1. Election of 5 Directors. Nominees are: Messrs. Bruce, Day, Graham and Lackey and Ms. McDonald.

                              FOR [ ] WITHHOLD [ ]

         FOR, except withhold vote from following nominees:
                                                           ---------------------

2. Ratification of appointment of ____________________ as independent auditors.

                       FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. Approval of the proposed- amendment to the certificate of incorporation to reclassify our common stock into a single class of common stock.

                       FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

Your Board of Directors recommends a vote AGAINST Items 4 and 5 below.

4. Stockholder proposal regarding the classification of the board of directors.

                       FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

5. Stockholder proposal regarding the election of advisors to the compensation committee.

                       FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

SIGNATURE(s)                                             Date:             ,2002
            --------------------------------------------      -------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE